UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

RAPTOR PHARMACEUTICAL CORP.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

7 Hamilton Landing

Suite 100

Novato, California 94949

(415) 408-6200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2015

Dear Stockholders of Raptor Pharmaceutical Corp.:

On behalf of the Board of Directors of Raptor Pharmaceutical Corp., a Delaware corporation, we are pleased to deliver the accompanying proxy statement for our annual meeting of stockholders to be held at 8:00 a.m., local time, on May 5, 2015 at our corporate offices at 7 Hamilton Landing, Suite 100, Novato, California 94949, for the following purposes:

1. To elect eight directors named in the accompanying proxy statement to our Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified.

2. To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice of annual meeting of stockholders.

3. To ratify the appointment by the Audit Committee of our Board of Directors of Grant Thornton LLP as Raptor’s independent registered public accounting firm for the year ending December 31, 2015.

4. To approve the amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan, to increase the share reserve available for issuance under the plan by 3,456,620 shares and to make certain other material amendments.

5. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The foregoing matters are described more fully in the accompanying proxy statement. Our Board of Directors has fixed March 10, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, our annual meeting and any adjournment or postponement thereof. Only holders of record of shares of our common stock at the close of business on the record date are entitled to notice of, and to vote at, our annual meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing a notice of Internet availability of proxy materials, instead of a paper copy of our proxy materials, to our stockholders of record entitled to vote at our annual meeting. The notice of Internet availability of proxy materials contains instructions on how to access those documents over the Internet and also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2014 Annual Report on Form 10-K and a form of proxy card. Certain stockholders also will receive a full set of the proxy materials by mail. The notice of Internet availability of proxy materials is expected to be mailed to stockholders of record entitled to vote at our annual meeting on or about March 26, 2015. The full set of proxy materials is expected to be mailed on or about March 26, 2015 to certain stockholders of record entitled to vote at our annual meeting.

Your vote is important. Please read the proxy statement carefully. Even if you plan to attend the annual meeting, for those stockholders who received a printed version of the proxy materials by mail, we request that you complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope to ensure that your shares are represented at the meeting. As instructed on the proxy card, the envelope requires no postage if mailed in the United States. For those stockholders who did not receive a printed version of the proxy materials by mail, please follow the instructions in the notice of Internet availability of proxy materials on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials, and on how to vote. All stockholders may also vote by telephone or Internet, by following the instructions on the proxy card. If you vote by telephone or Internet, you do not have to mail in a proxy card. Voting in advance by mail, telephone or Internet will not prevent you from voting in person at the annual meeting (and votes cast at the annual meeting will supersede votes previously submitted by you), but it will help to ensure a quorum and avoid added costs.

By Order of the Board of Directors,

/s/ Julie Anne Smith
Julie Anne Smith
President, Chief Executive Officer and Director
Novato, California
March 25, 2015

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held
on May 5, 2015.

Our proxy statement and annual report to security holders are available at www.proxyvote.com or you may access these materials on our website at http://ir.raptorpharma.com/financials.cfm.

i

ii

RAPTOR PHARMACEUTICAL CORP.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2015

GENERAL INFORMATION

This proxy statement is being furnished to holders of common stock, par value $0.001 per share, of Raptor Pharmaceutical Corp., a Delaware corporation (unless the context otherwise requires, references herein to “Raptor,” the “Company,” “we,” “us” and “our” refer to Raptor Pharmaceutical Corp., together with its subsidiaries), in connection with the solicitation of proxies by our Board of Directors for use at our 2015 annual meeting of stockholders to be held on May 5, 2015, at 8:00 a.m. local time at our corporate offices located at 7 Hamilton Landing, Suite 100, Novato, California 94949, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of annual meeting to stockholders. The specific proposals are described in more detail in this proxy statement. This proxy statement, the notice of annual meeting to stockholders, the accompanying form of proxy card and our annual report to stockholders will be made available to stockholders of record as of the close of business on or about March 10, 2015, the record date for the annual meeting.

By properly completing and returning your proxy card, you will appoint Julie Anne Smith and Michael P. Smith as your proxies at the annual meeting. Your proxies will vote your shares as you instruct, whether or not you attend the meeting. If you sign and return your proxy card but fail to instruct how to vote your shares, Ms. Smith or Mr. Smith will vote your shares in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote “FOR” the slate of directors nominated by our Board of Directors; “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers; ”FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015; and “FOR” the amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan. We recommend that you vote by proxy in advance of the annual meeting.

The Board of Directors does not know of any matters to be presented at the annual meeting other than those listed on the notice of annual meeting to stockholders and described in this proxy statement. If another matter is properly brought before the meeting or any adjournment or postponement thereof, your proxies will vote your shares in accordance with their judgment if you have completed your proxy card and authorized them to do so.

The Board of Directors encourages you to attend the annual meeting in person. If you decide to change your vote, you may revoke your proxy any time before your vote is cast at the annual meeting by

(i)	giving written notice of revocation to our Corporate Secretary,
(ii)	submitting a signed proxy card bearing a date later than the date of the prior proxy card,
(iii)	voting again over the Internet or by telephone, or
(iv)	attending the annual meeting and voting in person.

Attendance at the annual meeting will not, in itself, constitute revocation of your proxy.

Our principal executive offices are located at 7 Hamilton Landing, Suite 100, Novato, California 94949 and our telephone number is 1-415-408-6200 or, toll-free in the U.S. and Canada only, 1-877-727-8679.

Purpose of the Meeting

At our 2015 annual meeting, stockholders will be asked to consider and vote upon the following matters:

1.	Proposal No. 1 – to elect eight directors named herein to our Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified;
2.	Proposal No. 2 – to approve, on a non-binding, advisory basis, the compensation of our named executive officers;

3.	Proposal No. 3 – to ratify the appointment by the Audit Committee of our Board of Directors of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015;
4.	Proposal No. 4 – to approve the amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan, to increase the share reserve available for issuance under the plan by 3,456,620 shares and to make certain other material amendments; and
5.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Record Date; Outstanding Shares

Who is entitled to vote?

Only stockholders of record at the close of business on March 10, 2015 are entitled to notice of and to vote at the annual meeting and any adjournment thereof. Such stockholders are entitled to cast one vote, in person or by proxy, for each share of common stock outstanding in his, her or its name on the books of the Company as of the record date on all matters properly submitted for the vote of stockholders at the annual meeting. As of March 10, 2015, 69,227,919 shares of common stock, par value $0.001 per share, were issued and outstanding.

For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners, Directors and Management.”

Voting

How do I vote if I am a registered stockholder?

You may vote by mail. If you are a registered stockholder (that is, if you hold your shares of common stock directly and not in street name) and you have received a printed version of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage prepaid envelope. Your shares will then be voted at the annual meeting in accordance with your instructions.

You may vote via the Internet. To vote over the Internet, go to the web address http://www.proxyvote.com and follow the instructions for Internet voting shown on the notice of Internet availability of proxy materials, or if you have received a printed version of the proxy materials by mail, follow the instructions for Internet voting shown on the proxy card.

You may vote by telephone. To vote by telephone, call 1-800-690-6903 (toll-free in the U.S. and Canada only) from a touch tone telephone and follow the instructions.

You may vote in person at the annual meeting. If you are a registered stockholder and attend the annual meeting (please bring a valid, government-issued photo identification, such as a driver’s license or a passport to authenticate your identity and for entrance to the annual meeting), you may deliver your completed proxy card in person. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that were submitted by you will be superseded by the vote that you cast at the annual meeting.

Am I entitled to vote if my shares are held in “street name”?

Yes, if a bank or brokerage firm holds your shares of common stock in “street name” for you, you are considered the “beneficial owner” of such shares. If your shares are held in “street name,” these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct the record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. Brokers holding shares of common stock in “street name” who are members of a stock exchange are required by the rules of the exchange to transmit this proxy statement to the beneficial owner of the shares of common stock and to solicit voting instructions with respect to the matters submitted to the stockholders.

How do I vote if I hold my shares in “street name”?

If you are a beneficial owner of shares of common stock registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization (rather than from the Company). In addition to providing you with instructions for voting by mail, your broker, bank, or other agent may permit you to vote your shares electronically, by telephone, or over the Internet. A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or over the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and confirm that stockholders’ votes have been recorded properly. Stockholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder using such services. Also, please be aware that the Company is not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccurate, erroneous or incomplete information that may appear.

What if I do not provide voting instructions for my shares of common stock on my proxy card or, with respect to such shares held in “street name,” to my bank, brokerage firm, or other agent?

All shares entitled to vote and represented by properly executed proxy cards received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards.

If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote: “FOR” the slate of directors nominated by our Board of Directors; “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015; and “FOR” the approval of the amendment of the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan. If any other matters are properly presented for consideration at the annual meeting, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment, and authority to do so is included in the proxy.

If you do not give instructions to your bank, brokerage firm or other agent by the date specified in the voting instructions, it will nevertheless be entitled to vote your shares of common stock in its discretion on “routine matters.” The ratification of independent public accountants is generally a routine matter, while the election of directors, actions with respect to stockholder advisory votes on executive compensation, and the approval of the amendment to our 2010 Stock Incentive Plan are not considered routine matters. Absent your instructions, the record holder will not be permitted to vote your shares on non-routine matters. Shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients are considered “broker non-votes” and are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal.

Who can attend the annual meeting?

Only stockholders eligible to vote or their authorized representatives will be admitted to the annual meeting. If you plan on voting at the annual meeting, you must bring a valid, government-issued photo identification, such as a driver’s license or a passport, to authenticate your identity.

May I attend the annual meeting if I hold my shares in “street name”?

As the beneficial owner of shares, you are invited to attend the annual meeting. If your shares are held in “street name” (i.e., you are not a registered holder) and you wish to attend the annual meeting and/or vote in person, you must bring your broker or bank voter instruction card and a proxy, executed in your favor, from the record holder of your shares. In addition, you must bring a valid, government-issued photo identification, such as a driver’s license or a passport, to authenticate your identity.

Can I change my vote after I submit my proxy card?

Yes, you may revoke your proxy given pursuant to this solicitation and change your vote any time before your shares are voted at the annual meeting. If you are a registered stockholder, you may revoke your proxy by:

(i)	filing a written notice of revocation bearing a later date than the previously submitted proxy card with our Corporate Secretary before the taking of the vote at the annual meeting;
(ii)	duly executing and submitting a later dated, properly completed proxy card relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the annual meeting;
(iii)	voting again via over Internet or by telephone before the taking of the vote at the annual meeting; or
(iv)	attending the annual meeting and voting in person (attendance at the annual meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequently submitted proxy card must be received by our Corporate Secretary prior to the taking of the vote at the annual meeting. Such written notice of revocation or subsequently submitted proxy card should be hand delivered to our Corporate Secretary or should be sent to Raptor Pharmaceutical Corp., 7 Hamilton Landing, Suite 100, Novato, California 94949, Attention: Corporate Secretary. Stockholders whose shares are held in “street name” should consult with their broker or nominee concerning the method for revoking their proxies.

Who will count the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate and certify the votes. Our Corporate Secretary will serve as the inspector of election at the annual meeting.

How does the Board of Directors recommend that I vote on the proposals?

Our Board of Directors recommends that you vote “FOR” each of the eight nominees for director in Proposal 1 and “FOR” Proposals 2, 3 and 4, as these proposals are further described in this proxy statement.

Will any other business be conducted at the meeting?

We do not currently anticipate that any other matters will be raised at the annual meeting. If any other matter properly comes before the stockholders for a vote at the annual meeting, however, your proxy (one of the individuals named on your proxy card) will vote your shares in accordance with his or her best judgment if you so authorize.

Quorum; Required Vote; Abstentions; Broker Non-Votes

How many shares must be present to hold the meeting?

Holders of a majority of the outstanding shares of common stock issued and outstanding as of the record date, and entitled to vote at the annual meeting, present either in person or by proxy, constitutes a quorum and must be present at the annual meeting in order for the transaction of business. Stockholders are counted as present at the meeting if they (1) are present in person or (2) have properly submitted a proxy card or voted by telephone or over the Internet.

Under the General Corporation Law of the State of Delaware, withhold votes, abstentions and “broker non-votes” (as described above) are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting.

What if a quorum is not present at the meeting?

If the shares of common stock present or represented at the annual meeting do not constitute the required quorum, the holders of a majority of the shares entitled to vote at the annual meeting who are present in person or represented by proxy may adjourn the annual meeting until a quorum is present or represented. The time and place of the adjourned annual meeting will be announced at the time the adjournment is taken, and no other notice will be required.

What vote is required to elect a director nominee (Proposal 1)?

The affirmative vote of a majority of the votes cast is required to elect each of the eight nominees as a director. This means that a nominee will be elected if the number of votes cast “FOR” such nominee’s election exceeds the number of votes cast “AGAINST” such nominee’s election, with “ABSTAIN” votes and “broker non-votes” not counted as votes either “FOR” or “AGAINST” such nominee’s election.

In the event one or more directors fails to receive the affirmative vote of a majority of votes cast, such director shall promptly tender his or her irrevocable resignation to the Board of Directors. The Board of Directors then shall act on the resignation, taking into account the recommendation of the Company’s Corporate Governance and Nominating Committee, if applicable, and within ninety days after the date of certification of the election results, the Board of Directors shall disclose its decision and the rationale regarding whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, a filing with the SEC or by other public announcement. If an incumbent director fails to receive the required vote for re-election in an uncontested election and such director’s resignation is not accepted by the Board of Directors, such director will continue to serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, our Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holder will vote your shares for the substitute nominee. Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve.

What vote is required for the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal 2)?

The affirmative vote of a majority of the shares present in person or represented by proxy at our annual meeting and entitled to vote on the proposal is required for the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

What vote is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015 (Proposal 3)?

The affirmative vote of a majority of the shares present in person or represented by proxy at our annual meeting and entitled to vote on the proposal is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015.

What vote is required to approve the Amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan (Proposal 4)?

The affirmative vote of a majority of the shares present in person or represented by proxy at our annual meeting and entitled to vote on the proposal is required to approve the Amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan.

How will abstentions and broker non-votes be treated?

Abstentions will be treated as shares present for the purpose of determining the presence of a quorum and has the same effect as a vote against Proposals 2, 3 and 4. Shares voting “abstain” have no effect on the election of directors (Proposal 1). Broker “non-votes” will be treated as shares present for determining the presence of a quorum but have no effect and will not be counted towards the vote total for any proposal. See explanation under “What if I do not provide voting instructions for my shares of common stock on my proxy card or, with respect to such shares held in “street name,” to my bank, brokerage firm or other agent?” on page 3 of this proxy statement for more information on the impact of “broker non-votes” on each of the proposals.

Expenses

The Company is making this solicitation and will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mail, proxies may be solicited by our directors, officers and other regular employees in person or by telephone, facsimile and e-mail. No additional compensation will be paid to directors, officers or other regular employees for such services.

In order to assure a quorum for the annual meeting, the Company has retained Georgeson Inc. and Broadridge Financial Solutions (Broadridge) to assist in the solicitation of proxies. Georgeson and Broadridge will be paid a fee of $9,500 and $7,500, respectively, for their services plus reasonable out-of-pocket expenses. Without a quorum of holders of a majority of the outstanding shares of common stock issued and outstanding as of the record date of

March 10, 2015 and entitled to vote at the annual meeting, the Company will incur additional costs in adjourning and postponing the annual meeting until such quorum is met. Such additional costs include additional printing and mailing of new proxy materials, which could result in substantial additional costs to the Company.

How to Obtain Directions to the Location of Our Annual Meeting of Stockholders

Our annual meeting is being held at the time and place set forth above under the heading “General Information.” If you would like to attend the annual meeting to vote your shares in person, you can obtain directions to the annual meeting on our website www.raptorpharma.com under the heading “About Raptor - Contact.”

Internet Availability of Proxy Materials

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we will send to certain of our stockholders of record and beneficial owners a notice of Internet availability of proxy materials instead of a full set of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice of Internet availability of proxy materials. We will mail the notice of Internet availability of proxy materials on or about March 26, 2015.

Why didn’t I receive a notice of Internet availability of the proxy materials?

We will mail a paper copy of the proxy materials to certain stockholders on or about March 26, 2015.

What does it mean if I receive more than one notice of Internet availability of proxy materials or package of proxy materials?

If you received more than one notice of Internet availability of proxy materials or more than one package of proxy materials, this means that you have multiple accounts holding shares of our common stock. These may include accounts with our transfer agent and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction cards that you receive with each notice of Internet availability of proxy materials or package of proxy materials to ensure that all of your shares are voted.

How can I get electronic access to the proxy materials?

You can view the proxy materials over the Internet at the website referred to in your notice of Internet availability of proxy materials. The notice of annual meeting of stockholders, this proxy statement, the proxy card and our annual report to stockholders are available at www.proxyvote.com. These materials are also available on our website at http://ir.raptorpharma.com/financials.cfm under “SEC Filings.”

How may I obtain a paper copy of the proxy materials?

If you received a notice of Internet availability of proxy materials, you will find instructions about how to obtain a paper copy of the proxy materials in your notice. We will mail a paper copy of the proxy materials to all stockholders to whom we do not send a notice of Internet availability of proxy materials.

Change in Fiscal Year End

On December 4, 2012, our Board of Directors approved a change to our fiscal year end from August 31 to December 31. The change became effective at the end of the four months ended December 31, 2012. All references to “fiscal years” or “years” prior to this change refer to the twelve-month fiscal period covering September 1 through August 31, and each year after December 31, 2012, the fiscal year covers January 1 through December 31.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Information about the Nominees

Your vote is requested in favor of eight nominees named herein to our Board of Directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees is currently a director of the Company, and each nominee’s term expires at this annual meeting.

Our bylaws provide that the number of directors shall be determined in accordance with our certificate of incorporation. Our certificate of incorporation provides the number of directors shall be determined from time to time by the Board of Directors. Our Board of Directors currently consists of nine persons, including Erich Sager, who is not standing for reelection at the annual meeting. The authorized number of directors will be reduced to eight effective as of the annual meeting.

Directors typically are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly elected by our stockholders. Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at or before the time of the annual meeting, the proxies named in the proxy card will vote for a nominee designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxies named in the proxy card will vote all of the shares for which they hold proxies “FOR” the nominees named below.

Directors

The following table sets forth the name, age and position of each of our director nominees as of the date of this proxy statement. Each of the nominees listed below is currently a director of Raptor and has been elected or appointed to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Name	Age	Position(s) Held with the Company
Raymond W. Anderson (2)(3)	73	Director
Suzanne L. Bruhn, Ph.D. (1)(3)	51	Director
Richard L. Franklin, M.D., Ph.D. (1)(2)	69	Director
Georges Gemayel, Ph.D. (1)(3)	54	Director
Llew Keltner, M.D., Ph.D.	65	Chairman of the Board of Directors
Gregg Lapointe (2)(3)	56	Director
Julie Anne Smith	44	President, Chief Executive Officer and Director
Christopher M. Starr, Ph.D.	62	Director
(1)	Member of the Corporate Governance and Nominating Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.

Required Vote

The affirmative vote of a majority of the votes cast is required to elect each of the eight nominees as a director. This means that a nominee will be elected if the number of votes cast “FOR” such nominee’s election exceeds the number of votes cast “AGAINST” such nominee’s election, with “ABSTAIN” votes and “broker non-votes” not counted as votes either “FOR” or “AGAINST” such nominee’s election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

Business Experience and Directorships

The following describes the background of the nominees for director.

Raymond W. (Bill) Anderson. Mr. Anderson has served as a director of the Company since September 2009 and has more than 30 years of biopharmaceutical/medical technology sector experience, primarily focused in financial management. Mr. Anderson worked at Dow Pharmaceutical Sciences, Inc. (now a wholly owned subsidiary of Valeant Pharmaceuticals International) from July 2003 until he retired in June 2010. He most recently served as Dow’s Managing Director since January 2009 and previously served as Chief Financial Officer and Vice President, Finance and Administration. Prior to joining Dow in 2003, Mr. Anderson was Chief Financial Officer for Transurgical, Inc., a private medical technology company. Prior to that, Mr. Anderson served as Chief Operating Officer and Chief Financial Officer at BioMarin Pharmaceutical Inc. from June 1998 to January 2002. Prior to June 1998, Mr. Anderson held similar executive-level positions with other biopharmaceutical companies, including Syntex Laboratories, Chiron Corporation, Glycomed Incorporated and Fusion Medical Technologies. Mr. Anderson also served as an officer in the United States Army Corps of Engineers, as a strategic planner and operational profit and loss manager at General Electric and as a finance manager at Memorex. Mr. Anderson holds an M.B.A. from Harvard University, an M.S. in Administration from George Washington University and a B.S. in Engineering from the United States Military Academy. We nominated Mr. Anderson to the Board of Directors primarily due to his 30 years of healthcare experience in the areas of operations and finance.

Suzanne L. Bruhn, Ph.D. Dr. Bruhn has served as a director of the Company since April 2011. She is currently President and Chief Executive Officer of Promedior, Inc., a privately held, clinical-stage biotechnology company focused on the development of targeted therapeutics to treat diseases involving fibrosis. Immediately prior to her appointment as Promedior’s Chief Executive Officer in May 2012, Dr. Bruhn spent 13 years at Shire Human Genetic Therapies (HGT), a division of Shire plc, specializing in the development and commercialization of treatments for orphan diseases. Dr. Bruhn’s most recent position at Shire HGT was Senior Vice President, Strategic Planning and Program Management. At Shire HGT, Dr. Bruhn was responsible for establishing the program management function, driving strategic planning and portfolio management, and for global regulatory affairs. Dr. Bruhn played a key role in the development, registration and global expansion of Shire HGT’s products REPLAGAL®, ELAPRASE® and VPRIV®. She also played a key role in Shire HGT’s portfolio expansion through acquisitions, including the acquisition of FIRAZYR®. Prior to her time at HGT, Dr. Bruhn held various positions at Cytotherapeutics, Inc., a biotechnology company. Dr. Bruhn holds a Ph.D. in Chemistry from Massachusetts Institute of Technology and was a Postdoctoral Fellow in the Department of Human Genetics at Harvard Medical School. We nominated Dr. Bruhn to the Board of Directors due to her extensive healthcare experience in the orphan disease arena.

Richard L. Franklin, M.D., Ph.D. Dr. Franklin has served as a director of the Company since September 2009. Dr. Franklin has served as the Chief Executive Officer and a director of Tarix Pharmaceuticals, a drug development company, since 2004 and as a director of Tarix Orphan LLC and Tarix CVM LLC since June 2014. He has also served as the Chairman of Pathfinder, LLC, a regenerative medicine company, since 2009. Dr. Franklin served as Chairman of the board of directors of SyntheMed, Inc., a biomaterials company engaged in the development and commercialization of medical devices, from June 2003 to September 2011, and as a director of that company from December 2000 to September 2011. Pathfinder, LLC and SyntheMed, Inc. merged in September 2011, at which point the combined companies were renamed Pathfinder Cell Therapy, Inc., and Dr. Franklin became the Chief Executive Officer and a director of the surviving entity. Dr. Franklin received an M.A. in Mathematics from University of Wisconsin, a Ph.D. in Mathematics from Brandeis University and an M.D. from Boston University School of Medicine. We nominated Dr. Franklin to the Board of Directors due to his experience as a CEO and chairman of various healthcare companies.

Georges Gemayel, Ph.D. Dr. Gemayel was appointed as a director of the Company effective January 1, 2015. Since 2010, he has served as a consultant for several biotechnology companies and venture capital funds. From February 2011 to December 2012, Dr. Gemayel served as Executive Chairman of Syndexa Pharmaceuticals Corp., a privately held drug development company. Prior to that, in 2010 Dr. Gemayel served as Executive Chairman of FoldRx Pharmaceuticals, Inc., a privately held drug discovery and clinical development company, until its acquisition by Pfizer. From June 2008 until November 2009, Dr. Gemayel served as President and CEO of Altus Pharmaceuticals, a publicly traded pharmaceutical company. In November 2009, while Dr. Gemayel was President, Chief Executive Officer and a director, Altus Pharmaceuticals filed a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code and ceased operations at such time. From 2003 to 2008, he was Executive Vice President at Genzyme Corporation where he was responsible for Genzyme’s global therapeutics, transplant, renal and biosurgery businesses. From 2000 to 2003, Dr. Gemayel was employed as Vice President National Specialty Care for Hoffmann La-Roche, responsible for its U.S. business for dermatology, oncology, transplantation, hepatitis and HIV. Dr. Gemayel joined Hoffmann-La Roche in 1988 and served in various positions of increasing responsibility over his tenure there. Dr. Gemayel received his doctorate in pharmacy from St. Joseph University in Beirut, Lebanon and his Ph.D. in Pharmacology from Paris-Sud University in Paris, France. Dr. Gemayel currently serves as Chairman of the Board of Directors of Oxthera, Epitherapeutics and Orphazyme all privately held companies. He was previously a director of Adolor Corporation, a publicly traded clinical development company acquired by Cubist Pharmaceuticals, Inc., a director at Prosensa Holding N.V., which was acquired by BioMarin Pharmaceutical Inc., and a director at NPS Pharmaceuticals, Inc., which was acquired by Shire plc. We nominated Dr. Gemayel to the Board of Directors due to his over 25 years of experience in the pharmaceutical industry, including management and executive positions spanning the United States, Europe and the Middle East and board experience.

Llew Keltner, M.D., Ph.D. Dr. Keltner has served as Chairman of the Board of the Company since July 2013 and as a director since September 2009. Dr. Keltner is Chief Executive Officer of EPISTAT, an international healthcare technology transfer, corporate risk management and healthcare strategy company that he founded in 1972. Dr. Keltner also served as the Chief Executive Officer of AgonOx, a biotech company developing OX40 agonists for use in cancer therapy, from 2011 to 2013. From 2010 until 2011, Dr. Keltner was the President of Novici Biotech, a privately held gene and protein optimization firm, and from 2001 to 2010, he was Chief Executive Officer and President of Light Sciences Oncology, a privately held biotechnology company developing a late-stage, light-activated therapy for hepatocellular cancer and other solid tumors. From 1997 to 2004, Dr. Keltner was Chief Executive Officer of Metastat, Inc., a development-stage biotech company focused on cancer metastasis. Dr. Keltner holds positions on the boards of Infostat, BioQuiddity, Oregon Life Sciences and Goodwell Technologies. Dr. Keltner previously served as a director of Immunovaccine, Inc. a clinical stage vaccine development public company, from February 2014 to October 2014. He also previously served as a director of Light Sciences Corporation, Vital Choice, Thesis Technologies, Oread Companies and MannKind Corporation. Dr. Keltner has also been a scientific advisory board member at Lifetime Corporation, ASB Meditest, Oread Laboratories, Hall-Kimbrell and AAIPharma. Dr. Keltner is an Associate Professor at Case Western Reserve School of Medicine and a Guest Lecturer and Director in the Bioethics Program at Columbia University School of Medicine. He is currently a member of the American Society of Clinical Oncology, the American Medical Association, the International Association of Tumor Marker Oncology, the American Association of Clinical Chemistry and the Drug Information Association. Dr. Keltner received an M.S. in Epidemiology and Biostatistics, a Ph.D. in Biomedical Informatics and an M.D. from Case Western Reserve University in Cleveland, Ohio. Dr. Keltner has also authored many research publications. We nominated Dr. Keltner to the Board of Directors due to his practical experience as a chief executive officer of a life sciences company, board experience, medical knowledge and network within the biotechnology industry.

Gregg Lapointe. Mr. Lapointe was appointed as a director of the Company effective January 1, 2015. Since March 2012, Mr. Lapointe has served as the Chief Executive Officer of Cerium Pharmaceuticals, Inc., a biopharmaceutical company focused on medicines for rare diseases. From April 2008 to March 2012, Mr. Lapointe served as Chief Executive Officer of Sigma-Tau Pharmaceuticals, Inc., a pharmaceutical company focused on rare disorders and the U.S. wholly-owned subsidiary of Sigma-Tau Finanziaria S.pA. He served as Chief Operating Officer of Sigma-Tau Pharmaceuticals from November 2003 to March 2008. Mr. Lapointe is a Certified Public Accountant in the United States. He holds a Bachelor of Commerce degree from Concordia University, a Graduate Diploma in Public Accountancy from McGill University and an MBA from Duke University. Mr. Lapointe served as a director of Questcor Pharmaceuticals, Inc. from June 2005 to August 2007, and again from October 2009 to May 2010. Since March 2009, Mr. Lapointe has also served as a director of SciClone Pharmaceuticals and Soligenix, Inc., both publicly traded companies. We nominated Mr. Lapointe to the Board of Directors due to his financial expertise and nearly 20 years of experience in the pharmaceutical and medical device industries.

Julie Anne Smith. Ms. Smith was appointed as a director and the Chief Executive Officer of the Company, effective January 1, 2015. Ms. Smith has also served as President of the Company since July 2014 and CEO-Designate from July 2014 to December 2014. She previously served as our Executive Vice President, Strategy and Chief Operating Officer from 2012 to 2014 where she was responsible for directing our commercial, manufacturing and program management organizations and providing leadership in corporate and strategic development initiatives. In her nearly 20 years in the biotechnology industry, Ms. Smith has served in executive management of both privately- and publicly-held biotechnology firms, mostly in orphan drug development and commercial product opportunities. Prior to joining us, from July 2008 to May 2012, Ms. Smith was Chief Commercial Officer of Enobia Pharma, Inc., a private, clinical-stage orphan drug company acquired by Alexion Pharmaceuticals. From August 2006 to July 2008, she led commercial functions as Vice President, Commercial at Jazz Pharmaceuticals. From December 2001 to August 2006, as Vice President, Global Marketing at Genzyme General in Cambridge, Massachusetts, she led the worldwide commercialization and planning for Myozyme, an infused enzyme replacement therapy for an ultra-orphan genetic disease. She holds a B.S. in Biological and Nutritional Science from Cornell University, Ithaca, New York. We nominated Ms. Smith to the Board of Directors due to her role as Chief Executive Officer of Raptor and her extensive operational and commercial experience in the biotechnology industry.

Christopher M. Starr, Ph.D. Dr. Starr has served as a member of our board of directors since September 2009. From September 2009 until his resignation on December 31, 2014, Dr. Starr also served as our Chief Executive Officer. Following his resignation as Chief Executive Officer, Dr. Starr serves as a consultant to the Company. Dr. Starr co-founded BioMarin Pharmaceutical Inc. in 1997 where he last served as Senior Vice President and Chief Scientific Officer prior to joining us in 2006. As Senior Vice President at BioMarin, Dr. Starr was responsible for managing a Scientific Operations team of 181 research, process development, manufacturing and quality personnel through the successful development of commercial manufacturing processes for its enzyme replacement products, and supervised the cGMP design, construction and licensing of BioMarin’s proprietary biological manufacturing facility. From 1991 to 1998, Dr. Starr supervised research and commercial programs at BioMarin’s predecessor company, Glyko, Inc., where he served as Vice President of Research and Development. Prior to his tenure at Glyko, Inc., Dr. Starr was a National Research Council Associate at the National Institutes of Health. Dr. Starr earned a B.S. from Syracuse University and a Ph.D. in Biochemistry and Molecular Biology from the State University of New York Health Science Center, in Syracuse, New York. We nominated Dr. Starr to the Board of Directors due to his previous position of Chief Executive Officer of our company which included his direct involvement in the successful approval of Raptor’s first orphan drug, as well as his extensive experience at BioMarin Pharmaceutical where he was also directly involved in the successful approval of two drugs for orphan indications.

Meetings and Committees of the Board of Directors

During the year ended December 31, 2014, the Board of Directors met nine (9) times and took action by written consent once. Each director attended at least 75% of the total number of meetings of the Board of Directors, as well as at least 75% of the total number of meetings of each committee of the Board of Directors on which he or she served. The Company does not have a formal policy requiring the members of our Board of Directors to attend our annual meetings of stockholders, however all six (6) of the then current directors attended our 2014 annual meeting of stockholders.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors does not have a policy on whether the offices of Chairman of the Board of Directors and Chief Executive Officer should be separate or combined. Our Board of Directors believes that it should have the flexibility to establish a leadership structure that works best for the Company at a particular time, and it reviews that structure from time to time. In June 2013, the Board appointed Dr. Keltner, an independent director, to serve as Chairman of the Board. Our Board of Directors has reviewed the current leadership structure of our Board of Directors in light of the composition of the Board of Directors, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s stockholder base and other relevant factors. Considering these factors, the Board has determined that separating the roles of Chief Executive Officer and Chairman of the Board of Directors provides an appropriate degree of oversight over our Chief Executive Officer and senior management, enables the independent directors to participate meaningfully in the leadership of the Board and is currently the most appropriate Board leadership structure for the Company.

The risk oversight function of our Board of Directors is carried out by both the Board of Directors and the Audit Committee. The Board of Directors and Audit Committee regularly review information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. The Audit Committee also has responsibility for reviewing and determining if a related party transaction is appropriate and should be permitted. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Corporate Governance and Nominating Committee manages risks associated with the governance profile of the Company (including independence matters of our Board of Directors) and potential conflicts of interest and oversees management of risks associated with environmental, health and safety concerns. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed about such risks by the committees.

Independence of Our Board of Directors and Current Membership

The current members of our Board of Directors are Raymond W. (Bill) Anderson, Suzanne L. Bruhn, Ph.D., Richard Franklin, M.D., Ph.D., Georges Gemayel, Ph.D., Llew Keltner, M.D., Ph.D., Gregg Lapointe, Erich Sager, Julie Anne Smith and Christopher M. Starr, Ph.D. Mr. Sager is not standing for reelection at the annual meeting in May. Our Board of Directors has determined that each member of our Board of Directors is independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards), except for Ms. Smith and Dr. Starr. Our Board of Directors has also determined that each member of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is independent as defined by the SEC and NASDAQ rules.

Committees of Our Board of Directors and Current Membership

Name	Corporate Governance and Nominating Committee	Audit Committee	Compensation Committee
Julie Anne Smith
Raymond W. Anderson		C	M
Suzanne L. Bruhn, Ph.D.	M		C
Richard L. Franklin, M.D., Ph.D.	C	M
Georges Gemayel, Ph.D.	M		M
Llew Keltner, M.D., Ph.D.
Gregg Lapointe		M	M
Erich Sager		M
Christopher M. Starr, Ph.D.

M = Member of such committee.

C = Chair of such committee.

Audit Committee

The audit committee of our board of directors, herein referred to as the Audit Committee, has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for overseeing our accounting and financial reporting processes, and for monitoring related party transactions which may present conflicts of interest. In such capacity, our Audit Committee:

(a)	has sole authority to appoint, replace and compensate our independent registered public accounting firm and is directly responsible for oversight of its work;
(b)	approves all audit fees and terms, as well as any permitted non-audit services performed by our independent registered public accounting firm;
(c)	meets and discusses directly with our independent registered public accounting firm its audit work and related matters;
(d)	oversees and performs investigations with respect to our internal and external auditing procedures, including the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
(e)	undertakes such other activities as the Audit Committee deems necessary or advisable and as may be required by applicable law.

Our Audit Committee currently consists of Mr. Anderson (Chair), Dr. Franklin, Mr. Lapointe and Mr. Sager. Mr. Anderson has been designated as the “audit committee financial expert” as defined by the regulations promulgated by the SEC. Our Board of Directors has determined that each member of the Audit Committee is independent as defined by NASDAQ and SEC rules applicable to audit committee members.

During the year ended December 31, 2014, the Audit Committee met seven (7) times. The charter of the Audit Committee can be found in the “Corporate Governance” section of our website at www.raptorpharma.com.

Compensation Committee

The Compensation Committee of our Board of Directors, herein referred to as the Compensation Committee, reviews, adopts and oversees our compensation strategy, policies, plans and programs, including:

(i)	the establishment of corporate and individual performance goals and evaluation of performance relevant to the compensation of our executive officers and other senior management;
(ii)	the review and approval of the terms of employment or service, including severance and change in control arrangements, of our Chief Executive Officer and the other executive officers;
(iii)	the review and recommendation to the Board of Directors of the compensation plans and programs advisable for the Company, including the type and amount of compensation to be paid or awarded to non-employee directors; and
(iv)	the administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs.

The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers and makes recommendations to the Board of Directors regarding the compensation of non-employee directors. The executive officers are not present or involved in deliberations concerning their compensation. The Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and Director compensation. For additional description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer compensation, see the “Compensation Discussion and Analysis” section of this proxy statement.

Our Compensation Committee currently consists of Dr. Bruhn (Chair), Mr. Anderson, Dr. Gemayel and Mr. Lapointe. Our Board of Directors has determined that each member of the Compensation Committee is independent as defined by NASDAQ rules.

For the fiscal year ending December 31, 2015, our Compensation Committee hired Compensia, an independent compensation consulting firm to assist in formulating its recommendations and to review the base salaries, target bonus percentages and equity compensation (stock option grants) of our named executive officers as compared to equivalent positions in our peer companies and against companies in the Aon Radford Global Life Sciences survey for 2015. The Compensation Committee determined that Compensia is independent and there is no conflict of interest resulting from retaining Compensia for the year ending December 31, 2014. In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and the NASDAQ listing standards that recently became effective.

During the year ended December 31, 2014, the Compensation Committee met six (6) times. The charter of the Compensation Committee can be found in the “Corporate Governance” section of our website at www.raptorpharma.com.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of our Board of Directors, herein referred to as the Nominating Committee, has authority to review the qualifications of, interview and nominate candidates for election to our Board of Directors as well as develop a set of corporate governance principles for the Company. The primary functions of our Nominating Committee are to:

(i)	recruit, review and nominate candidates for election to our Board of Directors;
(ii)	monitor and make recommendations regarding committee functions, contributions and composition;
(iii)	develop the criteria and qualifications for membership on our Board of Directors; and
(iv)	provide oversight on all aspects of the Company’s corporate governance functions.

The Nominating Committee develops the credentials and characteristics required of our Board of Directors and committee nominees in light of the composition of our Board of Directors and committees thereof, our business, operations, applicable legal and listing requirements, and other factors they consider relevant. The Nominating

Committee may identify other candidates, if necessary, through recommendations from our directors, management, employees, the stockholder nomination process, or outside consultants. The Nominating Committee will review candidates in the same manner regardless of the source of the recommendation. For membership on our Board of Directors, the Nominating Committee takes into consideration applicable laws and regulations, diversity, age, skills, experience, integrity, ability to make independent analytical inquiries, understanding of our business and business environment, willingness to devote adequate time and effort to our Board of Directors’ responsibilities and other relevant factors, including experience in the biotechnology and pharmaceutical industries. Although we do not have a formal diversity policy, when considering diversity in evaluating candidates, the Nominating Committee focuses on whether candidates can contribute varied perspectives, skills, experiences and expertise to the Board. The Nominating Committee’s charter can be found in the “Corporate Governance” section of our website at www.raptorpharma.com.

Our Nominating Committee currently consists of Dr. Franklin (Chair), Dr. Bruhn and Dr. Gemayel. Our Board of Directors has determined that each member of the Nominating Committee is independent as defined by NASDAQ rules. During the year ended December 31, 2014, the Nominating Committee met five (5) times.

Director Compensation

Year ended December 31, 2014

Below is a schedule of fees payable to Raptor’s non-employee members of our Board of Directors during 2014:

Director Position	Annual Cash Compensation
Non-Employee Directors, (excluding the Chairman of the Board)	$40,000
Chairman of the Board of Directors	$75,000
Audit Committee Chair	$20,000
Audit Committee (Non-Chair members)	$10,000
Compensation Committee Chair	$15,000
Compensation Committee (Non-Chair members)	$7,500
Corporate Governance and Nominating Committee Chair	$12,000
Corporate Governance and Nominating Committee (Non-Chair members)	$7,000

In February 2014, each non-employee member of our Board of Directors received stock options to purchase 50,000 shares of our common stock, which vested 25% per quarter and expire 10 years from the date of grant. The exercise price of such options was $14.74 per share. Because no equity awards were granted to non-employee directors during the 2013 calendar year, these options represented a 16-month grant. The additional four months represent the transition period from September 1, 2012 to December 31, 2012, which resulted from the change in the Company’s fiscal year end from August 31, to December 31.

In February 2015, each non-employee member of our Board of Directors (other than Messrs. Gemayel and Lapointe who were appointed to the Board of Directors in January 2015), received an equity grant consisting of 6,331 stock options and 1,674 restricted stock units (“RSUs”) which will fully vest on the 2015 annual stockholder meeting date, subject to continued service through such date. The exercise price for the stock options was $9.36. This stub period grant was intended to align the timing of director equity grants with the Company’s annual meeting of stockholders. In connection with their new appointments to our Board of Directors, in January 2015, Messrs. Gemayel and Lapointe received stock options to purchase 40,000 shares of our common stock, vesting at the rate of 1/12th at each quarterly anniversary of their date of appointment to the Board. The exercise price of the options was $9.98. In addition, the Board approved that each non-employee director of the Board who will continue to serve as a non-employee director immediately following the next annual meeting of stockholders on May 5, 2015, excluding Messrs. Gemayel and Lapointe, will be granted 18,996 stock options and 5,021 RSUs. The stock options will vest in four equal quarterly installments with the final installment vesting no later than immediately prior to the 2016 annual meeting of stockholders. The RSUs will vest in full on the first anniversary of the date of grant. The vesting of both grants is subject to the non-employee director continuing in service through the vesting date.

The following table sets forth the total compensation paid by us to each of our non-employee directors during our year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation (2)	Total Compensation ($)
Raymond W. Anderson (3)	67,500	448,970	—	516,470
Suzanne L. Bruhn, Ph.D. (4)	60,000	448,970	—	508,970
Richard L. Franklin, M.D. Ph.D. (5)	50,000	448,970	—	498,970
Georges Gemayel, Ph.D. (6)	—	—	28,800	28,800
Llew Keltner, M.D., Ph.D. (7)	75,000	448,970	—	523,970
Gregg Lapointe (8)	—	—	—	—
Erich Sager (9)	50,000	448,970	—	498,970
Vijay B. Samant (10) (12)	49,583	542,925	—	592,508
Timothy P. Walbert (11) (12)	47,917	541,713	—	589,630
(1)	This column represents the grant date fair value of the stock options granted during fiscal 2014 to each of our non-employee directors, in accordance with ASC Topic 718. For additional information on the valuation assumptions, please refer to Note 11 in our consolidated financial statements included in the Company Annual Report on Form 10-K as filed with the SEC on March 2, 2015. Each non-employee director received on February 7, 2014 an option to purchase 50,000 shares with a grant fair value of $448,970. This 16-month grant represented a value of $336,727 for services in 2014 and a value of $112,243 for service in the transition period from September 1, 2013 to December 31, 2013.. In addition, in connection with their commencement of consulting services, Messrs. Samant and Walbert received an option to purchase 11,712 and 11,561 shares, respectively, on July 29, 2014 with a grant date fair value of $93,955 and $92,743, respectively.
(2)	All Other Compensation for Mr. Gemayel represents fees paid to him as a consultant in 2014 prior to his appointment to our Board in January 2015.
(3)	Mr. Anderson had 384,619 options outstanding as of December 31, 2014, of which 355,243 were exercisable.
(4)	Dr. Bruhn had 260,680 options outstanding as of December 31, 2014, of which 225,053 were exercisable.
(5)	Dr. Franklin had 347,109 options outstanding as of December 31, 2014, of which 317,733 were exercisable.
(6)	Prior to his appointment to Raptor’s Board of Directors effective January 1, 2015, Dr. Gemayel served as a consultant to the Company.
(7)	Dr. Keltner had 344,164 options outstanding as of December 31, 2014, of which 314,788 were exercisable.
(8)	Mr. Lapointe was appointed to Raptor’s Board of Directors effective January 1, 2015.
(9)	Mr. Sager had 545,531 options outstanding as of December 31, 2014, of which 516,155 were exercisable.
(10)	Mr. Samant had 96,712 options outstanding as of December 31, 2014, of which 87,928 were exercisable.
(11)	Mr. Walbert had 142,479 options outstanding as of December 31, 2014, of which 133,808 were exercisable.
(12)	Mr. Samant and Mr. Walbert resigned as members of our Board of Directors on July 28, 2014.

The Company entered into a consulting agreement with each of Mr. Samant and Mr. Walbert effective as of July 28, 2014, the date of termination of service as a director. In consideration of Mr. Samant’s consulting services, on July 29, 2014, the Board granted Mr. Samant an option to purchase 11,712 shares of common stock, vesting in four equal installments on each quarterly anniversary of July 28, 2014 over the one-year term of his consulting agreement. In addition, the vesting and exercisability of outstanding options held by Mr. Samant was accelerated. In consideration of Mr. Walbert’s consulting services, on July 29, 2014, the Board granted Mr. Walbert an option to purchase 11,561 shares of common stock, vesting in four equal installments on each quarterly anniversary of July 28, 2014 over the one-year term of his consulting agreement. In addition, the vesting and exercisability of outstanding options held by Mr. Walbert was accelerated.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Our Code of Business Conduct and Ethics is posted in the Corporate Governance section of our website or www.raptorpharma.com, and is acknowledged by our executive officers and directors on an annual basis. We intend to satisfy the disclosure requirements under Item 5.05 of the SEC Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the website address and location specified above.

PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act) and related rules of the SEC, we are including in this proxy statement a proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers described in the Compensation Discussion and Analysis section of this proxy statement and accompanying compensation tables and narrative discussion. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to express your views on the compensation of our named executive officers through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

Because your vote is advisory, it will not be binding upon the Board of Directors; however, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our executives, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of strategic and financial goals, which are expected to result in increased stockholder value. Unless the Board modifies its determination on the frequency of future “say-on-pay” advisory votes, the next advisory vote to approve the compensation of our named executive officers will be held at the 2016 annual meeting of stockholders.

Required Vote

The affirmative vote of a majority of the shares present in person or represented by proxy at our annual meeting is required to approve on an advisory basis the compensation of our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2 APPROVING, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm for the year ending December 31, 2015. Our Board of Directors recommends the stockholders vote for the ratification of Grant Thornton to serve as our independent registered public accounting firm for the year ending December 31, 2015.

A representative of Grant Thornton is expected to be present at the annual meeting, with the opportunity to make a statement should the representative desire to do so and be available to respond to appropriate questions.

Stockholder ratification of our Audit Committee’s selection of Grant Thornton as our independent registered public accounting firm is not required by law, our bylaws or other legal requirement. However, our Board of Directors is submitting our Audit Committee’s selection of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2015 to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in our and our stockholders’ best interests.

Required Vote

Ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2015 requires the affirmative vote of a majority of the shares present in person or represented by proxy at our annual meeting at which a quorum is present.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015.

Changes in Independent Registered Public Accounting Firm

In connection with the matters discussed in Item 5 of Part II of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, the Audit Committee conducted a competitive process to select a firm to replace Burr Pilger Mayer, Inc. (“BPM”) and to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2013 and to re-audit the four-month transition period ended December 31, 2012. Upon the conclusion of such process, the Audit Committee approved the engagement of Grant Thornton to replace BPM as the Company’s independent registered public accounting firm and, on January 22, 2014, the Audit Committee engaged Grant Thornton as the Company’s independent registered public accounting firm.

None of BPM’s reports on the Company’s consolidated financial statements for the four-month transition period ended December 31, 2012 and for the fiscal years ended August 31, 2012 and 2011 or BPM’s audit reports on the effectiveness of internal control over financial reporting for such periods contained an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports for each of the foregoing periods include an explanatory paragraph regarding uncertainty about the Company’s ability to continue as a going concern. During the four-month transition period ended December 31, 2012 and for the fiscal years ended August 31, 2012 and 2011 and through January 15, 2014, there were no disagreements (as referred to in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with BPM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BPM, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements. During the four-month transition period ended December 31, 2012 and for the fiscal years ended August 31, 2012 and 2011 and through January 15, 2014, there were no reportable events (as referred to in Item 304(a)(1)(v) of Regulation S-K).

At the Company’s request, BPM provided a letter addressed to the U.S. Securities and Exchange Commission stating that it agrees with the above disclosures. A copy of BPM’s letter, dated January 22, 2014, is attached as Exhibit 16.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2014 and is incorporated herein by reference.

During the four-month transition period ended December 31, 2012 and for the fiscal years ended August 31, 2012 and 2011, and through January 22, 2014, neither the Company nor anyone on its behalf had consulted with

Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (ii) any matter that was the subject of a disagreement (as referred to in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as referred to in Item 304(a)(1)(v) of Regulation S-K).

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2014 and 2013

The following is a summary of the fees and services provided by Grant Thornton for the audit of our years ended December 31, 2014 and 2013, re-audit of our transition period from September 1, 2012 through December 31, 2012 and re-review of our quarters ending March 31, 2013, June 30, 2013, September 30, 2013 and November 30, 2012. Grant Thornton did not perform any tax compliance or tax consulting and advisory services for those periods.

Description of Services Provided by Grant Thornton	For the year ended December 31, 2014	For the year ended December 31, 2013*
Audit Fees*	$728,150	$698,769
Audit-Related Fees: These services relate to assurance and related services reasonably related to the performance of the audit or review of financial statements not included above.	0	0
Tax Compliance Fees: These services relate to the preparation of federal, state and foreign tax returns and other filings.	0	0
Tax Consulting and Advisory Services: These services primarily relate to the area of tax strategy and minimizing Federal, state, local and foreign taxes.	0	0
All Other Fees	0	0
*	Audit Fees reflect amounts for the audit or review of financial statements for our transition period from September 1, 2012 through December 31, 2012 and year ended December 31, 2013, including amended filings, performed during the months of January – May 2014.

The following is a summary of the fees and services provided by BPM during the years ended December 31, 2014 and 2013, respectively.

Description of Services Provided by BPM	For the year ended December 31, 2014	For the year ended December 31, 2013*
Audit Fees*	$0	$261,237
Audit-Related Fees: These services relate to assurance and related services reasonably related to the performance of the audit or review of financial statements not included above.	12,600	0
Tax Compliance Fees: These services relate to the preparation of federal, state and foreign tax returns and other filings.	1,225	86,060
Tax Consulting and Advisory Services: These services primarily relate to the area of tax strategy and minimizing Federal, state, local and foreign taxes.	0	5,252
All Other Fees	0	0

* Audit Fees during the year ended December 31, 2013 include amounts which have been billed but not paid as of the date of this report of approximately $62,000.

As provided in the Audit Committee charter, the Audit Committee pre-approves all of the services provided by our independent registered public accounting firm. All of the above services and estimates of the expected fees were reviewed and approved by the Audit Committee before the respective services were rendered.

PROPOSAL NO. 4: APPROVAL OF THE AMENDMENT TO THE RAPTOR PHARMACEUTICAL CORP. 2010 STOCK INCENTIVE PLAN.

In February 2010, our Board of Directors approved, and in March 2010 our stockholders approved, the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan, as subsequently amended and approved by our stockholders in March 2011 and July 2013, the “Plan.” The Plan was adopted to recognize the contributions made by our employees, independent contractors, consultants, and directors, to provide those individuals with additional incentive to devote themselves to our future success and to improve our ability to attract, retain and motivate individuals upon whom our growth and financial success depends.

The original Plan was filed as Appendix A to the Company's proxy statement for the 2010 annual meeting of stockholders. A link to the 2010 proxy statement is provided here:

http://www.sec.gov/Archives/edgar/data/1070698/000107069810000006/raptorproxystatement.htm

The March 2011 amendment to the Plan was filed as Appendix A to the Company’s proxy statement for the 2011 annual meeting of stockholders. A link to the 2011 proxy statement is provided here:

http://www.sec.gov/Archives/edgar/data/1070698/000107069811000016/proxy021111.htm

The July 2013 amendment to the Plan was filed as Appendix A to the Company’s proxy statement for the 2013 annual meeting of stockholders. A link to the 2013 proxy statement is provided here:

http://www.sec.gov/Archives/edgar/data/1070698/000107069813000025/rptp_proxy2013_def14a.htm

In March 2015, our Board of Directors, subject to stockholder approval at this annual meeting, approved an amendment to the Plan, or the 2015 Plan Amendment, to ensure that the Company continues to operate successfully in a competitive marketplace in which its success depends on its ability to attract and retain employees, independent contractors, consultants, directors and other service providers of the highest caliber.

The 2015 Plan Amendment would:

•	increase the share reserve available for issuance under the Plan, as described more fully below;
•	amend the clawback provision of the Plan to clarify that all awards granted under the Plan are subject to it; and
•	impose a one-year minimum vesting requirement on any restricted stock and restricted stock unit awards granted under the Plan, subject to a limited pool of 5% of the shares available for issuance.

The 2015 Plan Amendment is set forth in Appendix A.

2015 Plan Amendment – Share Increase

Through the 2015 Plan Amendment, the Company is proposing to increase the share reserve available for issuance under the Plan by 3,456,620 shares to an aggregate of 15,393,003 shares plus any Shares which are subject to awards under the Employment Commencement Stock Incentive Plan which are forfeited or lapse unexercised and which are not issued under the Employment Commencement Stock Incentive Plan all of which may be used for any form of award under the Plan. The 2015 Plan Amendment maintains the fungible share-counting provision stating that restricted stock and restricted stock unit awards will be counted against the reserve of shares available for issuance under the Plan as 1.35 shares for every one share actually issued and provides that shares purchased on the open market with the cash proceeds from exercise of any stock options shall not increase the number of shares available for future issuance under the Plan.

If the 2015 Plan Amendment is approved by our stockholders, no new equity grants will be made under the Company’s Employment Commencement Stock Incentive Plan following the 2015 annual meeting. Since March 10, 2015, no new equity grants have been made under the Company’s Employment Commencement Stock Incentive Plan and no such equity grants will be made prior to the 2015 annual meeting. As of March 10, 2015, 778,895 shares remained available for issuance under the Plan. Additionally, as of March 10, 2015, there were 8,518,487 stock options outstanding under the Plan with a weighted average exercise price of $7.85 and weighted average remaining term of 7.28 years. For all of the Company's equity compensation plans, as of March 10, 2015, there were 10,003,759 stock options outstanding with a weighted average exercise price of $8.11 and weighted average remaining term of 7.2 years. In addition, as of March 10, 2015, there were 133 full-value awards (in the form of restricted share units) outstanding under the Company's equity compensation plans. Other than the foregoing, no other awards under the

Company's equity compensation plans were outstanding as of March 10, 2015. For a complete statement of the terms and provisions of the 2015 Plan Amendment, reference should be made to Appendix A.

In its determination to approve the 2015 Plan Amendment, our Board of Directors reviewed an analysis of certain burn rate, dilution and overhang metrics, and the costs of the 2015 Plan Amendment. Specifically, our Board of Directors considered that:

•	During the calendar years ended December 31, 2014, 2013 and 2012, we granted equity awards representing a total of: 3,356,946; 1,187,500; and 2,337,834 shares under the Plan, respectively. This level of equity awards represents a three-year average gross burn rate of 4.0% of the weighted average shares of common stock outstanding.
•	If we do not increase the shares available for issuance under our equity plans, then based on historical usage rates of shares under our equity plans, we would be unable to make our company-wide annual equity grants during the first quarter of 2016 and would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

In the calendar years ended December 31, 2014, 2013 and 2012, our year-end overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year plus the number of shares remaining available for issuance under our Plan by (ii) the number of our shares outstanding at the end of the fiscal year, was 15.7%, 19.6%, and 18.6%, respectively. If approved, the issuance of the additional shares to be reserved under the Plan would dilute the holdings of shareholders by an additional 4.2% on a fully diluted basis, based on the number of shares of our common stock outstanding as of March 10, 2015.

Summary of the Plan as Modified by the Proposed 2015 Plan Amendment

The summary below describes the Plan as modified by the 2015 Plan Amendment. This summary is not intended to be complete and reference should be made to Appendix A of the Company’s proxy statement on Schedule 14A filed with the SEC on February 5, 2010, Appendix A to the Company's proxy statement on Schedule 14A filed with the SEC on February 2, 2011, Appendix A to the Company's proxy statement on Schedule 14A filed with the SEC on June 7, 2013 and Appendix A of this proxy statement for a complete statement of the terms and provisions of the Plan, as modified by the 2015 Plan Amendment. Capitalized terms used in these summaries and not otherwise defined will have the meanings ascribed to such terms in the Plan.

Purpose. The purpose of the Plan is (i) to enhance the Company’s ability to attract highly qualified personnel; (ii) to strengthen its retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company; and (iv) to align the interests of Plan participants with those of the Company’s stockholders.

Shares Subject to the Plan. As of March 10, 2015, the Plan provides for an aggregate availability of 11,936,383 shares. The 2015 Plan Amendment would increase the number of shares available for issuance under the Plan by 3,456,620 shares to an aggregate of 15,393,003 shares plus any Shares which are subject to awards under the Employment Commencement Stock Incentive Plan which are forfeited or lapse unexercised and which are not issued under the Company’s Employment Commencement Stock Incentive Plan all of which may be used for any form of award under the Plan; provided, however that such aggregate number of shares available for issuance under the Plan shall be reduced by 1.35 shares for each share delivered in settlement of any restricted share or restricted share unit. The currently available shares are and the newly proposed shares shall be authorized but unissued shares, or shares that the Company has reacquired or otherwise holds in treasury or in a trust. The number of shares available for Awards and the terms of outstanding Awards are subject to adjustment as provided in the Plan for share splits, share dividends, recapitalizations and other similar events. Shares of common stock that are subject to any Award that expires, or is forfeited, cancelled or becomes exercisable will again be available for subsequent Awards, except as prohibited by law. To the extent that a restricted share or restricted share unit expires, or is forfeited or cancelled or such Award is settled for cash (in whole or in part), as applicable, the shares available under the Plan shall be increased by 1.35 shares subject to such restricted share or restricted share unit that is forfeited, expired or settled in cash, as applicable. On the other hand, shares that a participant owns and tenders in payment of all or part of the exercise price of an Award or in satisfaction of applicable withholding taxes or shares purchased on the open market with the cash proceeds from the exercise of stock options shall not increase the number of shares available for future issuance under the Plan.

Administration. Either the Board of Directors or a committee appointed thereby will administer the Plan. The Board of Directors or any committee exercising discretion under the Plan from time to time is referred to as the

“Committee.” If the Committee is other than the Board, the Board of Directors may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. With respect to decisions involving persons who are reporting persons pursuant to Rule 16b-3 of the Exchange Act, the Committee is to consist of two or more directors who are disinterested within the meaning of Rule 16b-3. With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee is to consist of two or more directors who are “outside directors” for purposes of that Code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers) to make Awards to Eligible Persons who are not reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers whom the Company has specifically authorized to make Awards).

Subject to the terms of the Plan, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of shares of common stock or units to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the Plan and its administration, to interpret and construe the Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the Plan. Within the limits of the Plan, the Committee may accelerate the vesting of any Award and may modify, replace, cancel or renew them, subject to stockholder approval to the extent required by Plan terms.

The Plan provides that the Company and its affiliates will, to the extent permitted by law, indemnify members of the Board of Directors or the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the Plan. The Plan releases these individuals from liability for good faith actions associated with the Plan’s administration.

Eligibility. The Committee may grant options that are intended to qualify as incentive share options, or ISOs, only to Employees, and may grant all other Awards to Eligible Persons. The Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award. The Plan provides that no Participant may receive options that relate to more than 500,000 shares per fiscal year. As of March 10, 2015, substantially all of the 133 employees (including officers) of the Company and its affiliates and all of the Company’s non-employee directors would have been eligible to participate in the Plan.

Options. Options granted under the Plan provide Participants with the right to purchase shares of common stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify, or Non-ISOs. The Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceeds $100,000 (based upon the fair market value of the shares of common stock on the option grant date).

Exercise Price for Options. The exercise price of ISOs and Non-ISOs may not be less than 100% of the fair market value on the grant date of the shares of common stock subject to the Award (110% of fair market value for ISOs granted to Employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of common stock). As of March 10, 2015, the closing price per share of the Company’s common stock on the NASDAQ Capital Market was $11.49 per share.

Exercise of Options. To the extent exercisable in accordance with the agreement granting them, an option may be exercised in whole or in part, and from time to time during its term, subject to the times, circumstances, and conditions for exercise contained in the applicable agreement. With respect to options, the Committee has the discretion to accept payment of the exercise price in the form or combination of cash or check in U.S. dollars. The Committee also has the discretion to accept any other method of payment the Committee decides is acceptable. The term over which Participants may exercise options may not exceed ten years from the date of grant (five years in the case of ISOs granted to Employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of common stock).

Subject to the terms of the agreement evidencing an option grant, to the extent vested, the option may be exercised during the 18-month period after the optionee retires, during the 18-month period after the optionee’s termination of service due to death or permanent disability, during the 90-day period after the optionee’s termination of service for reasons other than Cause, Retirement, Disability or Death (but in no case later than the termination date of the option). The agreements evidencing the grant of an option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to such option upon a termination or change in status of the employment or service of the option holder. Options may not be exercised after a termination for “Cause,” as defined in the Plan.

Restricted Shares and Restricted Units. Under the Plan, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met and may grant restricted share units which represent the right to receive shares of common stock after certain vesting requirements are met. For restricted Awards, the Plan provides the Committee with discretion to determine the terms and conditions under which a Participant’s interest in such Awards becomes vested. Notwithstanding any other provision of the Plan to the contrary, restricted stock and restricted stock unit awards granted under the Plan shall not vest earlier than the date that is one year following the date the award is made; provided, however, that, notwithstanding the foregoing, (a) the Committee may provide that such vesting restrictions may lapse or be waived upon the holder’s death, disability or a Change in Control (as defined in the Plan), and (b) awards that result in the issuance of an aggregate of up to 5% of the shares available for issuance under the Plan may be granted without respect to such minimum vesting provisions.

Cash dividends generally will be paid to restricted stockholders once their shares vest. Other adjustments normally will not be made to Awards on account of cash dividends.

Recoupment of Awards. To the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that a Participant reimburse the Company for all or any portion of any Awards granted under the Plan or may require the termination or rescission of, or the recapture associated with any Award, if and to the extent (i) the granting, vesting or payment of the Award was predicated on the achievement of certain financial results that were subsequently the subject of a material financial restatement, (ii) the Participant either benefited from a calculation that later proves to be materially inaccurate or the Participant engaged in fraud or misconduct that caused the need for a material financial restatement by the Company, and (iii) a lower granting, vesting, or payment of such Award would have occurred based upon the conduct described in clause (ii) above.

Income Tax Withholding. As a condition for the issuance of shares pursuant to Awards, the Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares.

Federal Income Tax Consequences. With respect to nonqualified stock options, the Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A Participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met (e.g., the stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise), the Participant will not recognize taxable income at the time of exercise of the ISO. However, the excess of the fair market value of the common stock received over the exercise price is an item of tax preference income potentially subject to the alternative minimum tax. The gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of such stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements described above are not met, the ISO will be treated as one which does not meet the requirements of the Code for ISOs and the tax consequences described for nonqualified stock options will apply, although the amount of income recognized by the participant will be the (i) the excess of the fair market value of the shares at the time of exercise over the exercise price, or (ii) the excess of the amount realized on the disposition over the exercise price.

The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture and restricted stock units will result in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions applicable to such awards lapse (unless, with respect to an award of restricted stock, the recipient elects to accelerate recognition as of the date of grant). In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers in the form of Non-ISOs or restricted shares to charitable institutions, certain family members or related trusts or otherwise.

Certain Corporate Transactions. The Committee shall equitably adjust the number of shares covered by each outstanding Award, and the number of shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, and the manner in which shares subject to restricted shares or restricted share units will be counted, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a share split, reverse share split, share dividend, combination, recapitalization or reclassification of the shares, merger, consolidation, change in the form of organization, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities will not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided in the Plan, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of shares subject to any Award.

In the event of a Change in Control (as defined in the Plan), the Plan currently provides that the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards (except to the extent an Award provides otherwise), take one or more of the following actions: (i) arrange for or otherwise provide that each outstanding Award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (ii) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares issued pursuant to an Award shall lapse as to the shares subject to such repurchase; (iii) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or (iv) terminate all or some Awards upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the Change in Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation. The Committee may also make such other modifications, adjustments or amendments to outstanding Awards or to the Plan as the Committee deems necessary or appropriate, subject to the terms of the Plan.

In addition, the Plan provides that in the event of a Change in Control, each Award that was outstanding and unvested immediately prior to such Change in Control would immediately vest (and to the extent applicable, become exercisable) as to 50% of the shares that otherwise would have been unvested. In addition to this vesting, the Committee would retain the discretion described above.

The Plan currently defines a “Change in Control” as any of the following: (i) any person or entity becomes a beneficial owner, directly to indirectly, of securities representing 50% or more of the combined voting power of the Company’s outstanding securities, (ii) the Company consummates a merger or consolidation of the Company unless (x) the voting securities of the Company outstanding immediately before such transaction would continue to represent at least 50% of the combined voting power of the voting securities of the Company or the surviving entity in such transaction, and (y) the event under clause (i) above has not occurred, (iii) the sale of all or substantially all of the Company’s assets, or (iv) the stockholders of the Company approve a plan for liquidation or dissolution of the Company, not including for any of these purposes any transaction whereby the record holders of the Company’s common stock immediately prior to such transaction continue to have substantially the same proportionate ownership in the entity which owns all or substantially all of the assets of the Company immediately following such transaction.

Finally, if the Company dissolves or liquidates other than as a part of a Change in Control, all Awards will terminate immediately prior to such dissolution or liquidation.

Term of the 2010 Plan; Amendments or Termination. The term of the Plan is 10 years from February 2, 2010, the date it was approved by our Board of Directors. The Board of Directors may from time to time, amend, alter, suspend, discontinue or terminate the Plan; provided that no amendment, suspension or termination of the Plan shall materially and adversely affect Awards already granted (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code) unless (i) it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization, (ii) it is otherwise mutually agreed between the Participant and the Committee, or (iii) the Committee determines in good faith, before a Change in Control, that the modification is not materially adverse to the Participant. However, no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (except pursuant to a Change in Capitalization or a Change in Control) unless such change is authorized by the stockholders of the Company. Furthermore, neither the Company nor the Committee shall, without stockholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures or provide for the cancellation of an outstanding option whose exercise price is greater than fair market value at the time of cancellation for the purpose of reissuing the option to the Participant at a lower exercise price or granting a replacement Award of a different type or in exchange for cash.

New Plan Benefits. The Committee will grant Awards under the Plan at its discretion. Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the Plan in the future, other than to note that the Committee has not granted Awards that are contingent upon the approval of the 2015 Plan Amendment as of the date hereof.

Historical Grants Table. The following table provides information with respect to cumulative awards granted under the Plan to our Named Executive Officers, executive officers, directors and employees as of March 10, 2015. As stated above, it is not possible to determine the amounts of awards that will be granted in the future to participants under the Plan.

Name and Position	Number of Shares Underlying Option Grants	Restricted Stock Units
Named Executive Officers
Christopher M. Starr, Ph.D., Director, Former Chief Executive Officer, Director	1,434,620	1,674
Julie Anne Smith, President, Chief Executive Officer and Director, Former CEO Designate	822,065	—
David Happel, Chief Commercial Officer	184,583	5,229
Ted Daley, Chief Business Officer	555,723	11,500
Frank Lanza, Corporate Controller, Former Interim Principal Financial and Accounting Officer	80,037	7,797
Georgia Erbez, Former Chief Financial Officer, Treasurer and Secretary	291,285	—

All Current Executive Officers as a Group (five persons)	1,892,371	16,729

Non-Employee Director Nominees (excluding Named Executive Officers)
Raymond W. Anderson	501,207	1,674
Suzanne L. Bruhn, Ph.D.	286,332	1,674
Richard L. Franklin, M.D. Ph.D.	396,301	1,674
Georges Gemayel, Ph.D.	40,000	—
Llew Keltner, M.D., Ph.D.	396,300	1,674
Gregg Lapointe	40,000	—
All Non-Employee Directors as a Group (eight persons)	3,712,529	10,044

All Employees Who Are Not Current Executive Officers as a Group	5,049,821	187,437

Approval of the 2015 Plan Amendments

If the 2015 Plan Amendment is approved by the stockholders, our Board of Directors intends to cause the additional shares of common stock that will become available for issuance to be registered on a Form S-8 Registration Statement to be filed with the SEC at the Company’s expense. The issuances under the increased share reserve will result in further dilution of the Company's shares. If the 2015 Plan Amendment is not approved by the stockholders at this annual meeting, the Plan will remain in effect; however, only 778,895 shares remained available for grant as of March 10, 2015.

Required Vote

Approval of the 2015 Plan Amendment requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting at which a quorum is present.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2015 PLAN AMENDMENT TO THE RAPTOR PHARMACEUTICAL CORP. 2010 STOCK INCENTIVE PLAN.

MANAGEMENT

Executive Officers

For each of our executive officers, the following table sets forth their name, age as of the date of this proxy statement and position. Our executive officers are elected by our Board of Directors on an annual basis and serve at the discretion of our Board of Directors or until their successors have been duly elected and qualified. Below is a current list of the executive officers of our Company.

Name	Age	Position(s) Held with the Company
Julie Anne Smith*	44	President, Chief Executive Officer and Director
David A. Happel	52	Chief Commercial Officer
Krishna R. Polu, M.D.**	41	Chief Medical Officer
Michael P. Smith**	47	Chief Financial Officer, Treasurer and Secretary
Thomas (Ted) E. Daley	52	Chief Business Officer
*	Ms. Smith was appointed as Chief Executive Officer and Director effective January 1, 2015, following Dr. Starr’s resignation as CEO on December 31, 2014.
**	Dr. Polu and Mr. Smith joined Raptor on January 12, 2015.

The following describes the background of our executive officers, except for Ms. Smith, whose background is described above under the heading “Business Experience and Directorships.”

David A. Happel. Mr. Happel joined Raptor in October 2014 as Chief Commercial Officer. From May 2014 to October 2014, Mr. Happel served as Chief Commercial Officer of Allergen Research Corporation, a developer of treatments for food allergies, where he led global commercial and corporate development. Prior to Allergen, Mr. Happel led commercial functions at Dynavax Technologies, a drug development company, from June 2012 to July 2013, and Aerovance, Inc., a biopharmaceutical company, from November 2006 to November 2011. Previously, Mr. Happel held senior-level leadership positions at Dr. Reddy’s Laboratories, Inc., Chiron Corporation, InterMune, Inc. and Parke-Davis/Pfizer, where he led the development and commercialization of several market-leading products, including TOBI® for the cystic fibrosis and Actimmune® for the treatment of multiple orphan diseases. Mr. Happel received a B.A. in Chemistry from Indiana University and an M.B.A. in Marketing from Indiana State University.

Krishna R. Polu, M.D. Dr. Polu was appointed as our Chief Medical Officer effective January 12, 2015. Dr. Polu most recently served as Chief Medical Officer at CytomX Therapeutics, a privately held biotechnology company, from March 2013 to June 2014. From July 2009 to March 2013, he served as Vice President of Clinical Development at Affymax. Prior to Affymax, he served as Executive Director of Global Development at Amgen from October 2005 to July 2009. Dr. Polu received his B.A. from Stanford University and an M.D. from the University of Texas, San Antonio. He completed an internal medicine internship and residency at the University of Colorado as well as clinical and research fellowships in nephrology and transplant at Harvard Medical School in a joint program with Brigham and Women’s Hospital and Massachusetts General Hospital.

Michael P. Smith. Mr. Smith was appointed as our Chief Financial Officer effective January 12, 2015. Mr. Smith most recently served as Chief Financial and Business Advisor at Catalyst Biosciences, a privately held biopharmaceutical company, from May 2012 to January 2015. From September 2010 to April 2011, he was Vice President of Business Development at iPierian, Inc., a privately held biotechnology company, and from June 2006 to July 2009, he served as Head of Business Development and Chief Financial Officer of Memory Pharmaceuticals Corporation, a publicly held biopharmaceutical company. Mr. Smith received a B.S. from the University of Virginia and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

Thomas (Ted) E. Daley. Mr. Daley has served as our Chief Business Officer since January 2013. Mr. Daley first joined us in September 2007, following our acquisition of Convivia, Inc., which Mr. Daley founded. Since that time, he has held various positions, including President of one of our wholly owned, indirect subsidiaries. Previously, Mr. Daley was co-founder, Vice President, Business Development and Chief Operating Officer of Instill Corporation, a leading electronic commerce services provider for the U.S. food service industry. Between 1993 and 2001, Mr. Daley helped raise over $50.0 million in venture capital and grew Instill to an operation of more than 150 people with a nationwide customer base. After leaving Instill, from 2001 and 2007, Mr. Daley served in executive and consulting roles for a number of technology startup companies, including MetricStream, Inc., PartsRiver and Certicom Security. Prior to that time, Mr. Daley worked in operations management for Anheuser-Busch, Inc. and consulted to Gordon Biersch Brewing Company and Lion Breweries in New Zealand. Mr. Daley received a B.S. in Fermentation Science from University of California at Davis and an M.B.A. from Stanford University.

Relationships Among Executive Officers and Directors

There are no family relationships among any of our directors or executive officers.

NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis section discusses our executive compensation policies and programs and the compensation decisions made in 2014 for our named executive officers who are generally defined under the SEC’s proxy rules as each chief executive officer serving during the applicable fiscal year, each chief financial officer serving during the applicable fiscal year and the other three most highly compensated employees who were serving as executive officers at year-end. Our “named executive officers” are listed below. The titles set forth below reflect each executive officer’s current position and positions held during 2014.

•	Christopher M. Starr, Ph.D., our director, former Chief Executive Officer;
•	Julie Anne Smith, our President, Chief Executive Officer and director, former CEO Designate and former Executive Vice President, Strategy and Chief Operating Officer;
•	Ted Daley, our Chief Business Officer;
•	David Happel, our Chief Commercial Officer;
•	Frank Lanza, our Executive Director, Corporate Controller, former interim Principal Financial and Accounting Officer; and
•	Georgia Erbez, our former Vice President, Chief Financial Officer.

On July 7, 2014 Ms. Smith, was promoted to President and CEO Designate and effective January 1, 2015, she succeeded Dr. Starr as Chief Executive Officer. Ms. Erbez, our former Vice President, Chief Financial Officer separated from the Company effective November 5, 2014. At that time, the Company appointed Frank Lanza, the Company’s Executive Director – Controller, to serve as interim Principal Financial and Accounting Officer. Mr. Lanza ceased serving as interim Principal Financial and Accounting Officer in January 2015, following the appointment of Michael Smith, as the Company’s new Chief Financial Officer.

The Compensation Committee has overall responsibility for the compensation program for our executive officers. The Compensation Committee reviews, adopts and oversees our compensation strategy, policies, plans and programs, including:

(i)	the review, development and recommendation to the Board of Directors for approval of corporate and individual annual performance goals and the evaluation of performance relevant to the compensation of our Chief Executive Officer, the other executive officers and other senior management;
(ii)	the review, development and recommendation to the Board of Directors for approval of the terms of employment or service, including severance and change in control arrangements, of our Chief Executive Officer and the other executive officers;
(iii)	the review, development and recommendation to the Board of Directors for approval of the compensation plans and programs advisable for the Company, including the type and amount of compensation to be paid or awarded to non-employee directors; and
(iv)	the administration of our equity compensation plans, 401(k) savings plan and other similar plans and programs.

In evaluating executive officer pay, the Compensation Committee retains the services of an independent compensation consultant and/or compensation research firms. It also considers recommendations from our Chief Executive Officer and persons serving in managerial positions over a particular executive officer with respect to goals and compensation of executive officers. Our Compensation Committee assesses the information it receives in accordance with its business judgment. Our Chief Executive Officer is not present for the discussion of and approval of his/her compensation at the Compensation Committee or Board of Directors meetings.

We choose to pay the various elements of compensation discussed in order to attract, retain and motivate our high quality executive talent, reward annual performance and provide incentive for the achievement of short-term, intermediate-term and long-term strategic goals.

The Compensation Committee’s objectives are to:

•	provide a total executive compensation program that is competitive with other companies in the pharmaceutical and biotechnology industries with which we compete for executive talent;
•	place a significant portion of executive compensation at risk by linking cash incentive compensation to the achievement of pre-established corporate financial performance objectives and other key corporate objectives within the executive’s area of responsibility, and by using equity incentives as a key component of our executive compensation program;
•	provide long-term incentive equity compensation that focuses executives’ efforts on building stockholder value by aligning their interests with those of our stockholders; and
•	promote stability, retention and motivation in our senior management team.

Our allocation between currently paid cash compensation and longer term equity compensation is intended to balance the requirement for adequate base compensation to attract, retain and motivate highly skilled personnel, while providing equity incentives to maximize long-term value for our stockholders and thus for our employees. We provide cash compensation in the form of base salary and annual, incentive cash bonuses to reward performance against pre-set written goals and objectives. We provide non-cash equity compensation to reward performance against current, intermediate and long-term strategic goals and provide a basis for improved financial security for the employee if our stockholders and the Company has financial success.

The Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers and on the frequency with which this vote should be conducted in future years. In July 2014, at our annual meeting of stockholders, based upon total shares voted, our stockholders approved our named executive officers’ compensation with a 67.5% affirmative vote. Although the stockholder vote is non-binding, the Compensation Committee and the Board of Directors have considered the outcome of the vote when making future compensation decisions for named executive officers. In addition, we will conduct future stockholder advisory votes on the compensation of our named executive officers once every year, until the next required stockholder advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers, which we will conduct at our 2017 Annual Meeting of Stockholders.

Approach for Determining Form and Amount of Compensation

Use of External Compensation Consultant

The Compensation Committee works with an external, independent compensation consultant to assist the Compensation Committee in its duties, including providing advice regarding market trends relating to the form and amount of compensation. Compensia, Inc. (“Compensia”) was engaged for 2014 as the compensation consultant for the Compensation Committee. The Compensation Committee has taken great care to ensure that the advice provided by its external compensation consultant is objective and unbiased. Compensia performs no work for us other than its work providing executive, employee and director compensation consulting services to the Compensation Committee and reports directly to the Compensation Committee through its chairperson. In addition, on an annual basis, Compensia provides a certification to the Compensation Committee regarding its independence in the provision of services. The Compensation Committee has assessed the independence of Compensia and concluded that no conflict of interest exists that would prevent Compensia from providing independent and objective advice to the Compensation Committee. Compensia provides the Compensation Committee with third-party data and analyses, advice and expertise on competitive practices and trends and executive compensation plan design. During 2014, Compensia provided the Compensation Committee with:

•	recommendations as to peer group companies and a comprehensive review of qualified peer candidates and those selected peer group companies;
•	a detail review of market survey and peer group data; and
•	advice regarding market levels and trends relating to the form and amount of compensation.

Comparison to Market Practices

The Compensation Committee annually compares the levels and elements of compensation that we provide to our executive officers with the levels and elements of compensation provided to their counterparts in the biotechnology, specialty pharma and pharmaceutical industries as a guideline in its review and determination of base salaries, annual performance incentive awards and long-term equity incentive compensation.

The levels and elements of total compensation that we provide are compared to data that includes, where available for a particular executive role, compensation information for all of the companies in our peer group as well as industry-specific published survey data from Aon Radford Global Life Sciences survey, a well-established blinded industry compensation survey. The survey data and the peer group data are complementary to one another. The survey data provides supplementary compensation data where sufficient peer group data is not available for a particular executive position.

In determining peer companies, the Compensation Committee, looks at similar companies within the biotechnology, pharmaceuticals industry with revenues between $10 million - $180 million; a market capitalization between $175 million to $3 billion and having a Phase III or commercial (marketed) product, and/or strategic alignment with our orphan product development strategy. The peer group approved in November 2013 consisted of the following companies:

Aegerion Pharmaceuticals	Hyperion Therapeutics	Portola Pharmaceuticals
Arena Pharmaceuticals	Intercept Pharma	Sarepta Therapeutics
Avanir Pharmaceuticals	InterMune	Synageva BioPharma
Curis	Ironwood Pharmaceuticals	VIVUS
Depomed	Keryx Biopharmaceuticals
Dyax	KYTHERA Biopharmaceuticals
Exelixis	Momenta Pharmaceuticals
Halozyme Therapeutics	Pacira Pharmaceuticals

These peer companies were generally appropriate from a strategic/stage of development and market capitalization perspective. At the time of the peer review in December 2013, our market capitalization was below the median of the peer group market capitalization (60 day average market capitalization as of December 10, 2013).

During 2013, none of our executive officers received any equity grants due to the change in the Company’s fiscal year. Hence, the February 2014 management option awards were 1.33 times the annual grant amount, reflecting a 16 month period. For 2014, Dr. Starr’s target total direct annualized compensation, which reflected an annualized option grant value, fell below the 50th percentile of the market, with target total cash compensation falling close to the 25th percentile of the market.

In November 2014, on the recommendation of Compensia, the Compensation Committee revised our peer group to remove companies that were no longer appropriate based on the above defined criteria (Intercept Pharma, InterMune, Pacira, Curis, Keryx Biopharmaceuticals, KYTHERA Biopharma and Synageva Biopharma) and add others that were more appropriate. The peer group approved in November 2014 consisted of the following companies:

Aegerion Pharmaceuticals	Dyax	PTC Therapeutics
AMAG Pharmaceuticals	Exelixis	Sarepta Therapeutics
Amicus Therapeutics	Halozyme Therapeutics	Sucampo Pharmaceuticals
Arena Pharmaceuticals	Hyperion Therapeutics	Vanda Pharmaceuticals
Avanir Pharmaceuticals	Ironwood Pharmaceuticals	VIVUS
Bluebird bio	Momenta Pharmaceuticals	XenoPort
Depomed	Portola Pharmaceuticals

These peer companies were generally appropriate from a strategic/stage of development and market capitalization perspective. At the time of the peer review in November 2014, our revenue for the last four quarters was above the median and our market capitalization (based on the 30 day average market capitalization as of November 13, 2014) was between the 25th percentile and the median of this peer group market capitalization.

In January 2015, Compensia reviewed each then current executive officer’s 2014 compensation as compared to proxy data from this peer group, where available, and a blend of proxy data and survey data for those executives without a peer match or with a relatively small peer group match. Compensia found that total target cash compensation fell at the peer 25th percentile for Ms. Smith and fell near the 50th percentile for Messrs. Daley and Happel. Compensia’s analysis also noted that unvested equity retention was generally low due to 2014 stock option compensation which was granted with exercise prices at relatively high prices (compared to current levels) and the addition of new executive officers with short histories with the Company.

The Role of Our Chief Executive Officer

While the Compensation Committee has overall responsibility for establishing the elements, level and administration of our executive compensation programs, our Chief Executive Officer routinely participates in this process, as does the Compensation Committee’s external, independent compensation consultant. Our Chief Executive Officer conducts in-depth performance reviews of each of the other executive officers and provides a summary of this review to the Compensation Committee. Our Chief Executive Officer also makes recommendations to the Compensation Committee regarding adjustments to these executives’ base salaries, target bonus opportunities and equity awards, as required and based on their performance and market considerations. Our Chief Executive Officer’s recommendations are one of several important factors considered by the Compensation Committee in making its determinations regarding our executive compensation programs. The Chief Executive Officer also provides a self-assessment to the Compensation Committee and full Board of Directors for their consideration. However, the Chief Executive Officer is not present in the review or approval of his or her compensation at the Compensation Committee or Board of Directors meetings.

Elements of Compensation

Elements of compensation for our executives generally include:

•	base salary (typically subject to review and potential adjustment annually based on inflation factors, industry competitive salary levels, our ability to pay, and performance on corporate and individual goals);
•	annual performance bonuses which are paid in cash and are based primarily on performance against pre-set written goals;
•	equity compensation (which through 2014 was implemented using stock option awards with multiple year vesting terms and ten year expiration periods);
•	401(k) plan Company matching contributions;
•	health, disability and life insurance; and
•	severance and change in control provisions primarily delineated in individual employment contracts or employee offer letters and Company policies.

In 2015 the Compensation Committee recommended, and the Board of Directors approved that restricted stock units be included as part of Raptor’s equity compensation design for all employees to be more competitive in the market, to provide additional retention incentive and to provide employees a greater “value stake” in the Company.

Base Salary

At hire, base salaries are set for our executives based on the scope of each executive’s responsibilities, as well as their qualifications, breadth of experience, performance record in similar situations, depth and breadth of appropriate functional expertise and close match with position requirements. Competitive market compensation paid by similar companies in our industry for individuals with similar responsibilities is a fundamental consideration.

Shortly after the end of each fiscal year, the Compensation Committee conducts an annual review of base salaries and the overall compensation package as a basis for any adjustments. Annual adjustments, if any, are typically made effective retroactive to the first day of the new fiscal year. The basis for salary adjustments may include merit increases in the competitive marketplace, adjustments to move individuals toward our target penetration in the competitive salary range for similar positions, increased duties and responsibilities, and sustained superior performance against goals and in special assignments. Adjustments may be made during the fiscal year for promotions, for highly urgent competitive reasons, for sustained superior performance in new or special challenges or circumstances, and similar reasons (mid-year adjustments generally require unusual or exceptional circumstances).

In February 2014, the Compensation Committee recommended and the Board of Directors approved 15% base salary increases for Dr. Starr and Ms. Smith given their strong performance during 2013 and, in the case of Dr. Starr, to bring his pay closer to the market median. The Board approved 5% base salary increases for Ms. Erbez and Mr. Daley in light of the Company’s strong performance during 2013 and to provide a competitive merit/cost of living adjustment. Mr. Lanza also received a merit and promotional increase of 13.9% effective January 1, 2014. The 2014 base salary increases for the named executive officers were as follows:

Name	Percentage Increase	Effective January 1, 2014 Annual Base Salary
Christopher M. Starr, Ph.D.	15.0%	$471,500
Julie Anne Smith	15.0%	$402,500
Georgia Erbez	5.0%	$346,500
Ted Daley	5.0%	$306,600
Frank Lanza	13.9%	$205,000

Effective July 7, 2014, the Compensation Committee approved increasing Ms. Smith’s base salary to $450,000 in connection with her promotion to President and CEO Designate. The Compensation Committee also approved that effective January 1, 2015, Ms. Smith’s base salary would be increased to $550,000 in connection with her appointment as Chief Executive Officer.

In October 2014, the Compensation Committee approved Mr. Happel’s initial base salary, which was negotiated at $375,000 in connection with his commencement of employment.

Annual Incentive Cash Bonus

All of our executive officers are eligible for annual cash incentive bonuses pursuant to their employment agreements, as amended from time to time.

Our Compensation Committee has implemented an annual performance program. Annual performance goals are determined and documented in writing at the beginning of each fiscal year for the Company as a whole (corporate goals) and for each executive (individual goals). The Compensation Committee reviews the proposed goals and recommends approval to the Board of Directors. Should there be a meaningful change in our situation, environment, or operating strategy, goals may be modified or new, more appropriate goals may be instituted upon the recommendation of our Compensation Committee and approval by our Board of Directors. For fiscal year 2014, the cash incentive program covered the 12 month period from January 1, 2014 through December 31, 2014.

Performance against our corporate goals and the executive’s individual goals is considered by our Compensation Committee in evaluating performance and as a significant contributing factor in determining all aspects of the compensation of our executives. Performance against goals is the primary factor in determining annual cash incentive bonuses. Our Chief Executive Officer’s cash incentive payout is based exclusively to the achievement of corporate goals.

Goals are weighted in importance and are time-bound. When taken as a whole, goals are intended to be challenging goals which will have a meaningful impact on stockholder value, either immediately or as preparatory steps required for future achievements.

The achievement scores are designed to be measurable and quantifiable. After evaluation of performance, achievement scores may be awarded which recognize partial performance of a goal or recognize additional score points for exceptional performance due to unanticipated challenges or superior performance.

Each organizational level in the Company has a target percentage of the annual base salary for annual cash incentive bonus awards. Each executive officer’s bonus award and the company-wide bonus pool are approved at the sole discretion of our Board of Directors, include subjective assessments of performance, and can be modified based on multiple factors including our available financial resources, our overall performance and others. Bonuses are pro-rated for the time of service within the year. An employee must still be in active service at the time our Board of Directors approves the bonus in order to be eligible to be paid an annual incentive bonus.

Awards can vary to up to 125% of the target percentage based on assessment of achievement above the targeted levels, of meaningful additional goals or sustained superior performance in the conduct of duties and responsibilities in the employee’s position.

The annual target bonus percentages for our named executive officers effective January 1, 2014 were as follows: Dr. Starr 50% of his annual base salary; Ms. Smith and Ms. Erbez, 40% each; Mr. Daley 35%; and Mr. Lanza 25%. Mr. Happel’s target bonus was also set at 40% of his base salary in connection with his commencement of employment in October 2014. These target bonus percentages were established after a review of market data including our peer companies. Ms. Smith’s target bonus was increased to 50% of her base salary effective July 7, 2014 in connection with her promotion to President and CEO Designate and was prorated for the period beginning on July 4, 2014 through December 31, 2014. The Compensation Committee also approved increasing her target bonus to 60% of her base salary effective January 1, 2015 following her promotion to Chief Executive Officer.

Corporate Goals

Our corporate goals for the period January 1, 2014 through December 31, 2014 were grouped into our major activities with the weighting shown below:

1)	Achieve net sales revenue of $61M (weighted 20%, achieved 110%);
2)	Meet or exceed EBITDA of ($35.3M) (weighted 20%, achieved 105%);
3)	Finish year with at least $120M in cash (weighted 20%, achieved 105%);
4)	Submit supplemental new drug application (or equivalent filing) for Huntington’s Disease to FDA (weighted 20%, achieved 0%); and
5)	Goal related to PROCYSBI in the Cystinosis 07 study (weighted 20%, achieved 50%).

The Company achieved the net revenue, EBITDA and cash goals, as shown above. The supplemental new drug submission goal was not achieved and the goal related to the Cystinosis 07 study was partially achieved. The combined achievement of the weighted goals resulted in an overall corporate goal achievement of 74%.

Individual Goals

Our Chief Executive Officer’s performance and any incentive payout is based directly on the achievement of corporate goals. Individual (personal) goals are proposed by each other executive officer and reviewed by our Chief Executive Officer. After review and modification, if necessary, by our Compensation Committee, the goals are recommended to and approved by our Board of Directors.

For the period beginning January 1, 2014 through December 31, 2014, a significant percentage of each executive officer’s individual goals was directly based on the achievement of our corporate goals. The remaining percentage was based on achievement of individual goals within the executive’s areas of responsibility.

As discussed above, Dr. Starr’s individual goals consisted of 100% of the corporate goals. Ms. Smith’s individual goals included initiating and completing key objectives in the qualification of additional manufacturing capacity, completing a comprehensive corporate strategy plan, ensuring continuous product supply to satisfy demand, expanding manufacturing operations, achieving the net revenue target of $61 million and launching our PROCYSBITM drug in Europe. Ms. Erbez’s individual goals included meeting or exceeding our EBITDA goal for the 2014 calendar year in addition to achievement of metrics related to financial management measurement systems, financial projections and needs, internal financial reporting, valuation analyses, internal controls, spending controls, audits, investors and financings. Mr. Daley’s individual goals included portfolio diversification, securing a license for certain intellectual property from the National Institute of Health, securing non-dilutive funding for a clinical program, and certain goals related to our development status for the drug Convivia®. Since Mr. Happel was hired in the fourth quarter of 2014, he did not have defined individual goals for 2014 and his individual performance was assessed on a subjective review. Mr. Lanza’s individual goals included improving and automating the inventory module, the purchase order system and the budget process and financing through the At-the-Market common stock sales program. Corporate and individual goals were weighted based upon importance to and impact on Raptor.

Fiscal Year 2014 Goal Achievements for our Executive Officers

Dr. Starr, who continued to serve as our Chief Executive Officer during the full fiscal year 2014 and continues to provide consulting services to the Company in addition to his continued service as a director, was eligible to receive an incentive bonus for fiscal year 2014 based on the Company’s actual achievement of the corporate goals under the terms of his transition and separation agreement. Dr. Starr’s annual target incentive bonus was equal to 50%

of his base salary (the base salary target percentage). Based on the corporate achievement score of 74%, the Compensation Committee recommended, and the Board approved, an annual incentive bonus for Dr. Starr of $174,455.

Ms. Smith’s annual target incentive bonus was equal to 40% of her base salary (the base salary target percentage) through July 7, 2014 and was increased to 50% of her base salary effective July 7, 2014 in connection with her promotion to President and CEO Designate. These amounts were prorated for each period. Based on the competitive percentage of bonus as a percent of base salary, the Compensation Committee recommended and the Board approved, increasing Ms. Smith’s target bonus to 60% of her base salary effective January 1, 2015 following her promotion to Chief Executive Officer. Corporate program goals accounted for 70% of Ms. Smith’s annual incentive bonus, while individual goals account for the remaining 30%. Based on the corporate achievement score of 74% and Ms. Smith’s individual performance score of 94%, the Compensation Committee recommended, and the Board approved, an annual incentive bonus of $154,255.

Ms. Erbez’s annual target incentive bonus was equal to 40% of her base salary (the base salary target percentage). Corporate program goals accounted for 70% of Ms. Erbez’s annual incentive bonus, while individual goals accounted for the remaining 30%. Due to Ms. Erbez’s employment separation, Ms. Erbez was not entitled to an incentive bonus for 2014.

Mr. Daley’s annual target incentive bonus was equal to 35% of his base salary (the base salary target percentage). Corporate program goals accounted for 70% of Mr. Daley’s annual incentive bonus, while individual goals accounted for the remaining 30%. Based on the corporate achievement score of 74% and Mr. Daley’s individual performance score of 93%, the Compensation Committee recommended, and the Board approved, an annual incentive bonus of $85,365.

Mr. Happel’s annual target incentive bonus was equal to 40% of his base salary (the base salary target percentage) and prorated to reflect his 2.5 months of service in 2014. Corporate program goals accounted for 70% of Mr. Happel’s annual incentive bonus, while individual performance goals accounted for the remaining 30%. Based on the corporate achievement score of 74%, and Mr. Happel’s individual performance score of 100%, the Compensation Committee recommended and the Board approved an annual incentive bonus of $25,563.

Mr. Lanza’s annual target incentive bonus was equal to 25% of his base salary (the base salary target percentage). Individual performance accounted for 100% of Mr. Lanza’s annual incentive bonus. Achievement of his individual goals at 100% resulted in an annual incentive bonus of $53,750.

In February 2015, the Compensation Committee recommended, and the Board of Directors approved, an increase to the percentage of the 2015 annual cash incentives linked to corporate goal achievement for all employees. For the Chief Executive Officer, there was no change, with 100% of the annual cash incentive linked directly to corporate goals. For the other executive officers, the percentage of their bonus linked to the achievement of corporate goals increased from 70% to 80%.

Discretionary Bonuses

The Company did not grant any discretionary bonuses to the named executive officers during fiscal year 2014, other than a sign-on bonus of $50,000 to Mr. Happel which was negotiated in connection with his commencement of employment. If Mr. Happel discontinues employment with the Company for any reason within one year of his start date, he is required to repay the sign-on bonus to the Company.

Equity Incentive Programs

We believe that equity grants provided to our executive officers (and all members of our team) create a strong link to our long-term financial, operational and equity market performance, create an ownership culture and closely align the financial interests of our executive officers with the financial interests of our stockholders. Because of the direct relationship between the value of an equity award and the future market price of our common stock, we believe that granting equity awards is the best method of motivating executive officers to manage in a manner that is consistent with our stockholders’ and our Company’s interests. In addition, we believe that the four-year vesting feature of our equity grants promotes executive officer (and staff) retention because this feature provides an incentive of potentially increasing value to our executive officers during the vesting period.

In determining the size of equity grants to our executive officers, our Compensation Committee considers: our corporate performance; the applicable executive officer’s performance; comparative competitive levels of equity compensation for peer companies; the vesting of such awards; the number of shares available under the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan (the “2010 Plan”) and projected future needs to support future staff growth and potential future equity compensation for existing staff; the recommendations of management and consultants; and external data sources which support a comparative competitive analyses.

On July 23, 2013, our stockholders approved an amendment to the 2010 Plan to increase the share reserve by an additional 3,000,000 shares to an aggregate of 11,936,383 shares. As of March 10 2015, options to purchase 8,518,487 shares of our common stock and 203,496 RSUs were outstanding under the 2010 Plan and 778,895 shares of our common stock remained available for future issuance under the 2010 Plan. At the 2015 annual meeting, we are asking our stockholders to approve an additional increase of 3,456,620 shares under the Plan to bring the total share reserve to an aggregate of 15,393,003 shares, plus any shares which are subject to awards under the Company’s 2014 Employment Commencement Stock Incentive Plan, described below, which are forfeited or lapse unexercised and which are not issued under that plan.

In November, 2014, the Board approved our 2014 Employment Commencement Stock Incentive Plan (“2014 Commencement Plan”) for new hire stock option awards. This is a key requirement of the Company’s strategy of strengthening its leadership team and employee base, continuing the expansion of its commercial activities into new territories and increasing the expansion of its product development programs. The 2014 Commencement Plan was approved by the Board of Directors under Rule 5635(c)(4) of the Nasdaq Global Select Market for equity grants to induce new employees to enter into employment with the Company. The Board of Directors approved an initial reserve of 2,400,000 shares available for issuance under the 2014 Commencement Plan. If at the 2015 annual meeting, our stockholder approves the above mentioned additional increase under the 2010 Plan, no new grants will be made under the 2014 Commencement Plan.

With respect to newly hired executives, our practice is to include equity compensation (currently based on stock options and, beginning in 2015, stock options and RSUs) as an integral part of the compensation package for inclusion in the executive’s employment agreement. The compensation package, including the stock option and RSU grants, are approved by the Compensation Committee. For certain high-level executives, the compensation package is recommended by the Compensation Committee to the Board of Directors for final approval.

Stock Options. Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day prior to grant, typically vest over a four-year period with 6/48ths vesting six months after the vesting commencement date and the remainder vesting ratably each month thereafter based upon continued employment or service, and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended (the “Code”). Our annual stock option grants to our non-employee directors vest 25% per quarter.

Restricted Stock and Restricted Stock Units. Our 2010 Plan and 2014 Commencement Plan authorize us to grant restricted stock and RSUs in addition to stock options. In 2015, after reviewing market data including peer group analysis, the Compensation Committee recommended and the Board of Directors approved using RSUs as a component in our 2015 equity compensation with (i) a 70% options / 30% RSU value mix for employees at the level of vice-president or above and for our directors and (ii) a 60% options / 40% RSUs value mix for our remaining employees. This design is intended to provide immediate shareholder alignment and provide for added retention incentive. Beginning in 2015, RSUs will be awarded as part of new hire grants and annual refresher grants. Our 2015 RSUs generally vest in four equal annual installments on each anniversary of the date of grant, subject to continued service. Our annual RSU grants to our non-employee directors vest 100% on the annual anniversary of the date of grant.

Equity Compensation Award

Following the change in our fiscal year end from August 31 to December 31, there were no annual stock options granted to our named executive officers during the year ended December 31, 2013. In February 2014, upon recommendation of the Compensation Committee, our Board of Directors approved the award of stock options to our named executive officers, as shown in the table below. All options granted to our named executive officers are intended to be incentive stock options as defined under Section 422 of the Code, to the extent possible. The options granted included a 33% additional option adjustment for the 16-month period of service for those executive officers who served for the entire 16-month period. Otherwise, the options were pro-rated for the actual time of service of each executive officer in the 16-month period. Dr. Starr did not participate in the discussion or approval of his option grant.

Name	February 2014 Grants
Christopher M. Starr, Ph.D.	195,615
Julie Anne Smith	107,065
Georgia Erbez	83,800
Ted Daley	46,529
Frank Lanza	11,173

In July 2014, in connection with Ms. Smith’s promotion to President and CEO Designate, Ms. Smith was granted an additional option to purchase 175,000 shares of our common stock. In connection with Ms. Smith’s promotion to Chief Executive Officer in January 2015, Ms. Smith received options to purchase 350,000 shares of our common stock, which represented her annual equity grant for 2015. Subject to Ms. Smith’s continued service with the Company, the options vest over a four-year period with 6/48ths vesting six months after the vesting commencement date and the remainder vesting ratably each month thereafter based upon continued employment or service. The Compensation Committee reviewed the grants made by the peer companies in the case of such a promotion and the market 50th percentile in determining the award amount. In connection with his commencement of employment, in December 2014, Mr. Happel was granted options to purchase 165,000 shares of our common stock. The amount of this grant was determined and negotiated following review of market data.

In February 2015, upon recommendation by the Compensation Committee, our Board of Directors approved an award of stock options and RSUs to certain of our named executive officers, as shown in the table below. All options granted to our named executive officers are intended to be incentive stock options as defined under Section 422 of the Code to the extent possible. The stock options and RSUs were based on the 70% options / 30% RSUs value based mix. The exercise price for the stock options was $9.36 per share.

	February 2015 Grants
Name	Grant Value	Number of Shares (1)
Ted Daley	$352,000	43,100 options 11,500 RSUs
Dave Happel	160,000	19,583 options 5,229 RSUs

Perquisites and Other Benefits

Broad-based benefit plans are an integral component of competitive executive compensation packages. Our benefits include a 401(k) savings plan with Company matching provisions (when such matching is financially viable), healthcare benefits such as medical, dental, and vision plans, and disability and life insurance benefits. We have no perquisite benefits, and do not provide any deferred compensation programs or supplemental pensions to any executives. At its discretion, our Compensation Committee may revise, amend or add to the executive’s benefits if it deems it advisable.

Other than as disclosed below, during our fiscal year ended December 31, 2014, our executives did not receive any perquisites and were not entitled to benefits that are not otherwise available to all of our employees. In connection with Ms. Smith’s promotion in 2014, we agreed to reimburse her for reasonable relocation expenses, not to exceed in the aggregate $100,000 plus tax gross ups on such expenses, and provided that if her employment with the Company terminates, other than in connection with a “constructive termination” or “termination without cause” (each, as defined in her employment agreement), she will promptly reimburse the Company for (i) the full payment, if such termination occurs prior to the first anniversary of the effective date of her employment and (ii) 50% of the payment, if such termination occurs following the first anniversary but prior to the second anniversary of the effective date of her employment. Ms. Smith was also entitled to reimbursement of commuting expenses related to the performance of her duties through December 31, 2014.

During the fiscal year ended December 31, 2014, we did not provide pension arrangements, post-retirement health coverage or similar benefits for our executives or employees.

Separation Benefits

Our named executive officers are entitled certain severance and change and control benefits pursuant to the terms of their employment agreements which are described below under “Executive Payments upon Termination.” In connection with Ms. Smith’s promotion to President and CEO Designate, Ms. Smith’s severance protection, in the event of a “termination without cause” or “constructive termination” (as such terms are defined in her employment agreement) within 12 months following a change in control, was increased to 1.5x her base salary and target bonus and, following her promotion to Chief Executive Officer, was increased to 2x her base salary and target bonus. Ms. Smith’s COBRA reimbursement period in the event of a termination without cause or constructive termination within 12 months following a change in control was also increased to 18 months following her promotion to President and CEO Designate and to 24 months following her promotion to Chief Executive Officer.

In connection with Dr. Starr’s resignation and in consideration of his release of any claims against the Company, on July 7, 2014, the Company entered into a transition and separation agreement with Dr. Starr. Pursuant to the terms of the agreement, following Dr. Starr’s resignation as Chief Executive Officer on December 31, 2014, Dr. Starr is continuing to provide transition services to the Company for one year and is being paid a consulting fee of $20,000 per month. Dr. Starr served as Chief Executive Officer through December 31, 2014 and was paid a bonus for 2014 based on actual performance for the year. Dr. Starr also received the following severance and other benefits: (i) severance consisting of continued base salary for 12 months following his resignation date and target bonus paid in a lump sum; and (ii) premium payments under COBRA for up to 12 months.

In connection with Ms. Erbez’s separation from the Company in November 2014 and in consideration of her release of any claims against the Company, on October 21, 2014, the Company entered into a separation agreement with Ms. Erbez. Consistent with the terms of Ms. Erbez’s separation agreement, Ms. Erbez is receiving: (i) severance consisting of continued base salary for 12 months following her resignation date; and (ii) premium payments under COBRA for up to 12 months. Following her resignation, Ms. Erbez continues to serve the Company as an independent contractor through March 31, 2015 and is providing services to the Company on an as-requested basis at an hourly rate of $300.

Defined Contribution Plan

We maintain a qualified retirement plan pursuant to Code Sections 401(a) and 401(k) covering substantially all employees, subject to certain minimum age and service requirements, herein referred to as our “401(k) Plan”. Our 401(k) Plan allows employees to make voluntary pre-tax contributions. The assets of the 401(k) plan are held in trust for participants and are distributed upon the retirement, disability, death or other termination of employment of the participant. Employees who participate in our 401(k) Plan may contribute to their 401(k) account up to the maximum amount that varies annually in accordance with the Code. We also make available to 401(k) plan participants the ability to direct the investment of their 401(k) accounts in a well-balanced spectrum of various investment funds.

At our discretion, we provide for a 401(k) Company matching in the amount of 100% of the first 3% of salary that an employee defers and 50% of the next 2% of salary that an employee defers, in compliance with the Internal Revenue Service’s safe harbor rules.

Summary Compensation Table

Years Ended December 31, 2014 and 2013

The following table reports summary compensation information for the named executive officers during the years ended December 31, 2014 and 2013.

Name and Principal Position	Year	Salary		Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total
Christopher M. Starr, Ph.D.	2014	$544,223	(4)		$1,756,504	$174,455	$717,450	(5)(6)	$3,192,632
Director and Former Chief Executive Officer	2013	410,000				250,000	10,200		670,200

Julie Anne Smith	2014	421,087			1,830,340	154,255	52,326	(5)(7)	2,458,008
President, Chief Executive Officer and Director, Former CEO-Designate	2013	350,000				200,000	42,173		592,173

Dave Happel	2014	64,904		50,000	1,007,887	25,563	34,452	(5)(8)	1,182,806
Chief Commercial Officer

Ted Daley	2014	305,926			417,802	85,365	10,200	(5)	819,293
Chief Business Officer	2013	292,000				120,000	10,200		422,200

Frank Lanza	2014	210,819			100,327	54,760	10,200	(5)	376,106
Corporate Controller, Former Interim Principal Financial and Accounting Officer

Georgia Erbez	2014	332,411	(9)		752,473		356,700	(5)(10)	1,441,584
Former Chief Financial Officer, Secretary and Treasurer	2013	330,000				165,000	10,200		505,200
(1)	Includes a $50,000 sign-on bonus paid upon commencement of employment in October 2014 as per Mr. Happel’s employment agreement with the Company.
(2)	This column represents the grant date fair value of the stock options granted during each period to each of our named executive officers, in accordance with ASC Topic 718. For additional information on the valuation assumptions for stock options granted in fiscal 2014, please refer to the Note 11 in our consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2015. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value, if any, that will be realized by our named executive officers.
(3)	For 2014, represents cash incentive awards earned for year ended December 31, 2014 and paid in March 2015.
(4)	Dr. Starr’s base salary for 2014 was $471,500. In conjunction with his resignation on December 31, 2014, included in his base salary for 2014 are additional amount due him for accrued vacation and wages at year end.
(5)	All Other Compensation includes 401(k) matching funded by us (maximum of $10,200).
(6)	For Mr. Starr, All Other Compensation also includes the severance payments accrued to him in connection with his resignation on December 31, 2014.
(7)	This total amount includes $42,126 which represents expenses reimbursed to Ms. Smith during 2014 based on commuting to Raptor’s headquarters in Novato, California from her residence in Nevada.
(8)	For Mr. Happel, All Other Compensation includes $33,875 of consulting fees paid to him during 2014 prior to the commencement of his employment with Raptor in October 2014.
(9)	Ms. Erbez base salary for 2014 was $346,500. In conjunction with her termination on November 5, 2014, included in her base salary for 2014 are amounts due her for accrued vacation and wages at year end.
(10)	In accordance with the terms of her separation agreement with the company, Ms. Erbez continues to receive her base salary for one year, effective as of her termination in November 2014. This full amount is included as All Other Compensation.

Fiscal Year Ended August 31, 2012

The following table reports summary compensation information for our named executive officers who served at the Company during our fiscal year 2012.

Name and Principal Position	Fiscal Year Ended August 31,	Salary	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Christopher M. Starr, Ph.D. Director and Former Chief Executive Officer	2012	$356,807	$1,941,447	$112,000	$14,953	$2,425,207

Ted Daley, Chief Business Officer (Former President, Raptor Therapeutics)	2012	265,458	639,267	65,000	14,848	984,573
(1)	This column represents the grant date fair value of the stock options granted during each period to each of our named executive officers, in accordance with ASC Topic 718. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value, if any, that will be realized by our named executive officers.
(2)	Cash bonuses for fiscal year 2012 include accruals of bonuses paid in October 2012 based upon milestones achieved by us for the fiscal year ended August 31, 2012. Cash bonuses for fiscal year 2011 include accruals of bonuses paid in September 2011 based upon milestones achieved by us for the fiscal year ended August 31, 2011.
(3)	All Other Compensation includes 401(k) matching funded by us, life insurance premiums paid by us where the executive is the beneficiary and employee-taxable commuting benefits.

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2014.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
		Threshold ($)	Target ($)	Maximum ($)
Christopher M. Starr, Ph.D.		—	235,750	294,688
	2/7/2014				195,615	14.74	1,756,504
Julie Anne Smith		—	193,000	241,250
	2/7/2014				107,065	14.74	961,378
	7/29/2014				175,000	8.13	868,962
Dave Happel		—	187,500	234,375
	11/25/2014				165,000	9.92	1,007,887
Ted Daley		—	107,310	134,138
	2/7/2014				46,529	14.74	417,802
Frank Lanza		—	53,750	67,188
	2/7/2014				11,173	14.74	100,327
Georgia Erbez		—	138,600	173,250
	2/7/2014				83,800	14.74	752,473
(1)	Amounts represent the target and maximum cash awards payable to our named executive officers under our cash incentive program for the 12 month period ending on December 31, 2014.
(2)	For additional information on the valuation assumptions for stock options granted in fiscal 2014, please refer to the Note 11 in our consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2015.

Outstanding Equity Awards

Year Ended December 31, 2014

The following table sets forth certain information with respect to outstanding stock option awards of our named executive officers for the year ended December 31, 2014. None of our named executive officers held any stock awards as of December 31, 2014.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date
Christopher M. Starr, Ph.D.	11/22/2010	170,054				$3.54	11/22/2020
	9/22/2011	373,796	86,268	(1)		$5.13	9/22/2021
	9/25/2012	84,373	65,627	(1)		$5.49	9/25/2022
	2/7/2014	40,753	154,862	(2)		$14.74	2/7/2024

Julie Anne Smith	9/10/2012	68,923	83,127	(1)		$5.27	9/10/2022
	2/7/2014	22,305	84,760	(2)		$14.74	2/7/2024
	7/29/2014	—	175,000	(2)		$8.13	7/29/2024

David Happel	11/25/2014		165,000	(1)		$9.92	11/25/2024

Ted Daley	9/10/2007	24,969				$2.23	9/10/2017
	3/9/2010	18,900				$2.02	3/9/2020
	10/12/2010	56,808				$2.97	10/12/2020
	11/22/2010	113,616				$3.54	11/22/2020
	9/22/2011	123,081	28,407	(1)		$5.13	9/22/2021
	9/25/2012	37,687	29,313	(1)		$5.49	9/25/2022
	2/7/2014	9,694	36,835	(2)		$14.74	2/7/2024
Frank Lanza	3/4/2013	22,916	27,084	(1)		$5.05	3/4/2023
	2/7/2014	2,328	8,845	(2)		$14.74	2/7/2024
Georgia Erbez (3)	9/10/2012	106,873	83,127	(1)		$5.27	2/15/2016
	2/7/2014	17,458	66,342	(2)		$14.74	2/15/2016
(1)	Stock options vest 6/48ths on the six month anniversary of grant date and 1/48th per month thereafter.
(2)	Stock options vest 6/48ths on grant date and 1/48th per month thereafter.
(3)	Ms. Erbez resigned as Chief Financial Officer on November 5, 2014 but continues to serve as a consultant for the Company until March 31, 2015, and her options will continue to vest through such time.

Options Exercised

Year ended December 31, 2014

The following table sets forth the number and value of options exercised during the fiscal year ended December 31, 2014 for each of the named executive officers. Messrs. Happel and Lanza and Ms. Erbez did not exercise any stock options during the fiscal year ended December 31, 2014. None of our named executive officers held any stock awards that vested during the fiscal year ended December 31, 2014.

Name	Number of Shares Acquired on Exercise (2)	Value Realized on Exercise (1)
Christopher M. Starr, Ph.D.	312,212	$2,334,138	(1)(2)
Julie Anne Smith	37,950	$—	(3)
Ted E. Daley	23,313	$—	(3)
(1)	The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.
(2)	The net transactions for Dr. Starr was made pursuant to a Rule 10b5-1 trading plan as adopted by Dr. Starr.
(3)	The transactions by Ms. Smith and Mr. Daley reflect the exercise and hold of their respective stock options.

Executive Payments Upon Termination

We have entered into employment agreement with our executive officers that provide for certain severance and other benefits in the event of certain terminations of employment, including in connection with a change in control transaction. These arrangements are designed to retain executives and provide continuity of management in the event of a change in control.

Under Ms. Smith’s amended and restated executive employment agreement, if her employment is constructively terminated or terminated by us without cause other than during the 12 months following a Change in Control (as defined in her employment agreement), she will be entitled to receive (i) continued payment of base salary for 12 months after such termination; (ii) payment or reimbursement of health plan coverage under COBRA for up to twelve months; (iii) continued exercisability of all of her vested options or stock appreciation rights with respect to our common stock until the first anniversary of the termination of her employment; and (iv) a lump sum payment equal to the average annual cash bonus she received with respect to the two years preceding the year of termination or, if two annual bonus payment dates have not occurred, the annual bonus she received with respect to the year preceding the year of termination. If Ms. Smith is terminated without cause or is constructively terminated by us within the 12 months following a Change in Control (as defined in her employment agreement), Ms. Smith will be entitled to receive (i) 2X (1.5X prior to December 31, 2014) the sum of her base salary and target annual cash bonus and (ii) payment or reimbursement of health plan coverage under COBRA for up to 24 months (18 months prior to December 31, 2014). In addition, each outstanding equity award held by Ms. Smith shall automatically become vested and exercisable until the earlier of the original expiration date of such equity award or the second anniversary of her termination. Each of the foregoing payments and benefits is subject to Ms. Smith’s execution of a general release of claims that becomes effective and irrevocable within 60 days following termination. If Ms. Smith is terminated as the result of death or permanent disability, Ms. Smith will be entitled to (i) continued payment of her base salary for six months and (ii) payment or reimbursement of health plan coverage under COBRA for up to six months.

Under Mr. Happel’s executive employment agreement, if his employment is constructively terminated or terminated by us without cause other than during the 12 months following a Change in Control (as defined in his employment agreement), he will be entitled to receive (i) continued payment of base salary for 12 months after such termination; (ii) payment or reimbursement of health plan coverage under COBRA for up to twelve months; and (iii) continued exercisability of all of his vested options or stock appreciation rights with respect to our common stock until the earlier of (A) the original expiration date of such equity award or (B) the first anniversary of the termination of his employment. If Mr. Happel is terminated without cause or is constructively terminated by us within the 12 months following a Change in Control (as defined in his employment agreement)Mr. Happel will be entitled to receive a lump sum payment equal to 1X the sum of twelve months of his base salary and his target annual bonus; and (ii) payment or reimbursement of health plan coverage under COBRA for up to 12 months. In addition, each outstanding equity award held by Mr. Happel shall automatically become vested and exercisable until the earlier of the original expiration date of such equity award or the second anniversary of his termination. Each of the foregoing payments and benefits is subject to Mr. Happel’s execution of a general release of claims that becomes effective and irrevocable within 60 days following termination. If Mr. Happel is terminated as the result of death or disability, he will be entitled to receive (i) continued payment of his base salary for three months and (ii) payment or reimbursement of health plan coverage under COBRA for up to three months.

Under Mr. Daley’s employment agreement, if Mr. Daley’s employment is constructively terminated or terminated by us without cause, including in the event of a Change in Control (as defined in his employment agreement), then he will be entitled to receive: (i) a lump sum payment equal to six months of his base salary; (ii) a lump sum payment equal to 50% of his actual bonus earned in the prior fiscal year; and (iii) payment of his COBRA premiums for six months. In the event such termination occurs within six months following a change of control, all of Mr. Daley’s vested and unvested options will be exercisable in full and all shares of common stock owned by Mr. Daley pursuant to such options shall immediately be released from all vesting restrictions. Payment of any of the foregoing cash amounts is subject to Mr. Daley’s execution of a general release of claims that becomes effective and irrevocable within 60 days following termination and his continued compliance with certain representations, warranties or covenants for six months following the date of termination. In addition, in the event of a termination for disability, Mr. Daley is entitled to receive: (i) continued payment of his base salary for three months; (ii) any target bonuses he would otherwise have earned in the three months following his termination; and (iii) continued vesting of the stock options granted under his employment agreement for three months following termination.

In connection with Dr. Starr’s resignation and in consideration of his release of any claims against the Company and execution of a confidentiality agreement, on July 7, 2014, the Company entered into a transition and separation agreement with Dr. Starr. Pursuant to the terms of the agreement, following Dr. Starr’s resignation as Chief Executive Officer on December 31, 2014, Dr. Starr became entitled to the following severance and other benefits: (i) severance consisting of continued base salary for 12 months following the resignation date and target bonus paid in a lump sum; and (ii) premium payments under COBRA for up to 12 months. Payment of the foregoing amounts are subject to Dr. Starr’s continued compliance with certain representations, warranties and covenants in his general release of claims and confidentiality agreements.

In connection with Ms. Erbez’s separation and in consideration of her release of any claims against the Company, on October 21, 2014, the Company entered into a separation agreement with Ms. Erbez. Consistent with the terms of Ms. Erbez’s employment agreement, Ms. Erbez became entitled to receive: (i) severance consisting of continued base salary for 12 months following her resignation date; and (ii) premium payments under COBRA for up to 12 months. Ms. Erbez’ equity awards continued to vest while she provided consulting services through March 31, 2015. Her vested options are exercisable until the earlier of (A) the original expiration of such awards or (B) 15 months from Ms. Erbez’s date of resignation.

Mr. Lanza does not have an employment agreement with the Company.

Year Ended December 31, 2014

The following tables quantify the amounts that we would owe each of our named executive officers upon each of the termination triggers discussed above under “Executive Payments Upon Termination,” assuming a termination date of December 31, 2014; except that in the case of Mr. Starr and Ms. Erbez, amounts shown are the actual payments made in connection with their terminations.

Christopher M. Starr, Ph.D.
Director, Former Chief Executive Officer

Executive Benefits and Payments Upon Termination	Actual Termination
Base Salary	$471,500	(1)
Short-Term Incentive	410,205	(2)
COBRA Continuation	31,505	(3)
Total	$913,210
(1)	12 months base salary.
(2)	Target bonus opportunity.
(3)	COBRA payments for 12 months.

Julie Anne Smith
President, Chief Executive Officer and Director, Former CEO Designate

Executive Benefits and Payments Upon Termination	Disability		Death		Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$225,000	(2)	$225,000	(2)	$450,000	(2)	$900,000	(2)
Short-Term Incentive	—		—		250,000	(3)	450,000	(4)
COBRA Continuation	15,753	(5)	15,753	(5)	31,505	(5)	63,011	(5)
Value of Unvested Equity Awards Acceleration	[—]		—		—		854,667	(6)
Total	$240,753		$240,753		$731,505		$2,267,678
(1)	“CIC” means change in control, as defined in the officer’s employment agreement.
(2)	Represents 6 months base salary in the event of disability or death, 12 months base salary in the event of termination without cause or constructive termination and 24 months base salary in the event of termination without cause or constructive termination within 12 months following a CIC.
(3)	Annual cash bonus received with respect to the year preceding the year of termination.
(4)	2X target bonus opportunity.
(5)	Represents 6 months COBRA continuation in the event of disability or death, 12 months COBRA continuation in the event of termination without cause or constructive termination and 24 months COBRA continuation in the event of termination without cause or constructive termination within 12 months following a CIC.
(6)	Assumes accelerated vesting of unvested equity awards at December 31, 2014. This amount reflects the intrinsic value for these awards, and does not correspond to the actual value, if any, that will be realized by the officer.

David Happel
Chief Commercial Officer

Executive Benefits and Payments Upon Termination	Disability		Death		Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$187,500	(2)	$187,500	(2)	$375,000	(2)	$375,000	(2)
Short-Term Incentive	—		—		—		187,500	(3)
COBRA Continuation	15,753	(4)	15,753	(4)	31,505	(4)	31,505	(4)
Value of Unvested Equity Awards Acceleration	—		—		—		99,000	(5)
Total	$203,253		$203,253		$406,505		$693,005
(1)	“CIC” means change in control, as defined in the officer’s employment agreement.
(2)	Represents six months base salary in the event of disability or death, 12 months base salary in the event of termination without cause or constructive termination and 12 months base salary in the event of termination without cause or constructive termination within 12 months following a CIC.
(3)	Target bonus opportunity.
(4)	Represents 6 months COBRA continuation in the event of disability or death, 12 months COBRA continuation in the event of termination without cause or constructive termination and 12 months COBRA continuation in the event of termination without cause or constructive termination within 12 months following a CIC.
(5)	Assumes accelerated vesting of unvested equity awards at December 31, 2014. This amount reflects the intrinsic value for these awards, and does not correspond to the actual value, if any, that will be realized by the officer.

Ted Daley
Chief Business Officer

Executive Benefits and Payments Upon Termination	Disability		Death		Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$76,650	(2)	$76,650	(2)	$153,300	(3)	$153,300	(3)
Short-Term Incentive	26,828	(4)	—		53,655	(5)	53,655	(5)
COBRA Continuation	—		—		15,753	(6)	15,753	(6)
Value of Unvested Equity Awards Acceleration	114,421	(7)	—		—		300,558	(8)
Total	$217,899		$76,650		$222,708		$523,266
(1)	“CIC” means change in control, as defined in the officer’s employment agreement.
(2)	3 months base salary.
(3)	6 months base salary.
(4)	The target bonus that otherwise would have been earned within the three months following termination.
(5)	50% of annual cash bonus.
(6)	6 months COBRA continuation.
(7)	3 months continued vesting of the stock options granted under his employment agreement.
(8)	Assumes accelerated vesting of unvested equity awards at December 31, 2013. This amount reflects the intrinsic value for these awards, and does not correspond to the actual value, if any, that will be realized by the officer.

Frank Lanza
Corporate Controller, Former Interim Principal Financial and Accounting Officer

Executive Benefits and Payments Upon Termination	CIC
Base Salary	$—
Short-Term Incentive	—
COBRA Continuation	—
Value of Unvested Equity Awards Acceleration	74,075	(1)
Total	$74,075
(1)	“CIC” means change in control, as defined in the officer’s equity award agreements.
(1)	Assumes accelerated vesting of 50% of the unvested shares underlying equity awards at December 31, 2014. This amount reflects the intrinsic value for these awards, and does not correspond to the actual value, if any, that will be realized by the officer.

Georgia Erbez
Former Chief Financial Officer, Secretary and Treasurer

Executive Benefits and Payments Upon Termination	Actual Termination
Base Salary	$346,500	(1)
COBRA Continuation	31,505	(2)
Total	$378,005
(1)	12 months base salary.
(2)	COBRA payments for 12 months.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves, or has served during the last fiscal year, as a member of the compensation committee or a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee or our Board of Directors.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking, including the following:

•	significant weighting towards long-term equity compensation (with multiple year vesting schedules and long expiration terms) discourages short-term risk taking;
•	for key decision-making officers, base salary makes up a significant majority of cash compensation even with full achievement of annual incentive (cash) awards; and
•	·annual incentive (cash) awards are tied to multiple, varying goals such that no single goal determines a large percentage of compensation.

As a pharmaceutical product development company with industry standard long development timelines, prior to our U.S. drug approval in April 2013, we did not face the same level of short-term risks that could impact compensation for employees as compared to other companies in rapidly changing markets. The short-term risks in the capital markets faced by us were largely tied to the approval of and related market exclusivity actions for our product by the FDA and were not under the direct control of our management.

With our U.S. drug approved in April 2013, as a company with an ultra-orphan product in the critical phase of market launch, this risk has increased due to the short term focus of the capital markets on the performance of our emerging product in the pharmaceutical marketplace. This potentially affects both our employees’ short-term cash and long-term equity compensation. We believe this risk is mitigated by the factors discussed above. Furthermore, compensation decisions include subjective considerations, which moderate the influence of formulaic or objective factors which may encourage excessive risk taking.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2014:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	8,475,673	$7.61	1,952,974	(a)
Equity compensation plans not approved by stockholders	382,288	$9.92	2,017,712	(b)
Total	8,857,961	$7.71	3,970,686
a)	Represents shares available for issuance under the Company’s 2010 Stock Incentive Plan as of December 31, 2014.
b)	Represents shares available for issuance under the Company’s 2014 Employment Commencement Stock Incentive Plan as of December 31, 2014.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the SEC’s rules and regulations with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and proxy statement for the 2015 annual meeting of stockholders.

Compensation Committee,
Suzanne Bruhn, Ph.D., Chair
Raymond W. Anderson
Georges Gemayel
Gregg Lapointe

This foregoing compensation committee report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Annual Report on Form 10-K into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Our Audit Committee approves and oversees any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) on an ongoing basis and maintains policies and procedures for the Audit Committee’s approval of related party transactions.

Raptor’s policy is on related party transactions is covered in the company’s code of conduct policy. Pursuant to the direction in our Code of Conduct and Business Ethics, authorization from the Audit Committee is required for a director or an officer or their affiliates to enter into a related party transaction or similar transaction which could result in a conflict of interest. Conflicts of interest are prohibited unless specifically authorized in accordance with the Code of Conduct and Business Ethics. Our Audit Committee is responsible for reviewing, reporting and the approval or ratification of each related party transaction. The Audit Committee is responsible for determining if a related party transaction is in the best interest of the Company. The scope of related party transactions or other relationships includes those that would be required to be disclosed in the Proxy Statement as a related party transaction pursuant to applicable NASDAQ or SEC rules.

In general, these transactions and relationships are defined as those involving a direct or indirect material interest of any of our executive officers, directors, nominees for director and 5% stockholders, as well as specified members of the family or households of these individuals or stockholders, including entities in which the related party has a material interest, indebtedness, guarantees of indebtedness or employment by us of a related person, where we or any of our affiliates have participated in the transaction (either as a direct party or by arranging the transaction) and the transactions or series of transactions involves more than $120,000.

Our general practice is that we may not enter into a related party transaction unless our Corporate Counsel has specifically confirmed in writing that no further reviews are necessary, or that all requisite corporate approvals have been obtained. Our practice excludes transactions, among others, involving compensation of our executive officers or directors that the Board or our Compensation Committee has expressly approved. Indemnification agreements between the Company and our executive officers and directors are outside the scope of related party transactions processes. In the ordinary course of business, our officers occasionally utilize their personal credit cards or cash to pay for expenses on behalf of the Company and the Company reimburses the officers within 30 days.

Since January 1, 2014, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, nominees for director, persons who we know hold more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than compensation agreements and other arrangements which are described elsewhere in this proxy statement.

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth, as of March 10, 2015, any person or group known by us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, each of our named executive officers, each of our directors and all of our current executive officers and directors as a group. Except as otherwise indicated, each listed stockholder directly owned his or her shares and had sole voting and investment power. Unless otherwise noted, the address for each person listed below is Raptor Pharmaceutical Corp., 7 Hamilton Landing, Suite 100, Novato, CA 94949.

Name of Beneficial Owner and Address	Number of Shares of Common Stock Beneficially Owned(1)	Number of Shares Beneficially Owned Underlying Convertible Securities (1)(2)	Percentage of Outstanding Shares of Common Stock (3)
5% Stockholders: (4)
BlackRock Inc. (5)	4,720,000		6.8%
Credit Suisse AG (6)	6,035,257		8.7
FMR LLC (7)	3,096,030		4.5
HCRP Overflow Fund, L.P. (8)	3,428,572		5.0
Hyperion Trading Segregated Portfolio (9)	4,243,200		6.1
The Mandalay Trust (10)(11)	3,619,987		5.2
Named Executive Officers and Directors:
Raymond W. Anderson	366,916	366,916		*
Suzanne L. Bruhn, Ph.D.	252,977	252,977		*
Thomas (Ted) E. Daley (12)	485,567	422,348		*
Georgia Erbez(13)	196,230	181,230		*
Richard L. Franklin, M.D., Ph.D.	322,297	322,297		*
Georges Gemayel, Ph.D.	3,332	3,332		*
David A. Happel	20,625	20,625		*
Llew Keltner, M.D., Ph.D.	336,461	336,461		*
Frank Lanza	30,575	30,575		*
Gregg Lapointe	3,332	3,332		*
Erich Sager (14)	541,833	537,828		*
Julie Anne Smith (15)	192,622	154,672		*
Christopher Starr (16)	1,321,235	621,865	1.9
All executive officers and directors as a group (13 persons)	3,847,197	3,405,113	5.6
*	Less than one percent.
(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options, warrants and convertible preferred stock that may be acquired within sixty (60) days of March 10, 2015 and restricted stock units vesting within sixty (60) days of March 10, 2015 are counted as outstanding for computing the percentage held by each person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.
(2)	The shares reported in this column represent shares of common stock underlying stock options, restricted stock units, warrants and convertible preferred stock exercisable or convertible for shares of our common stock within sixty (60) days of March 10, 2015 and restricted stock units vesting within sixty (60) days of March 10, 2015.
(3)	Based on 69,227,919 shares outstanding as of March 10, 2015.
(4)	Beneficial ownership shares as reported on Form SC 13G as of December 31, 2014.
(5)	The principal business address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.
(6)	The principal business address for Credit Suisse AG is Uetlibergstrasse 231, P.O. Box 900, CH 8070, Zurich, Switzerland.

(7)	The principal business address for FMR LLC is 245 Summer Street, Boston, MA 02210.
(8)	The principal business address for HCRP Overflow Fund, L.P. is 300 Atlantic Street, Suite 600, Stamford, CT 06901.
(9)	The principal business address for Hyperion Trading Segregated Portfolio is TMF (Cayman) Ltd., 2nd Floor, The Grand Pavilion Commercial Centre, 802 West Bay Road, P.O. Box 10338, Grand Cayman, KY1-1003, Cayman Islands.
(10)	The principal business address for The Mandalay Trust is 1 Raffles Link, #05-02 Singapore 039393. Bidzina Ivanishvili is the settlor of the Trust whose principal business address is Irakly II Square No.3, Tbilisi, Georgia.
(11)	Beneficial ownership shares as reported on Form SC 13G as of March 25, 2014. The Mandalay Trust consists of Soothsayer Limited which beneficially owns 567,737 shares of common stock of the Issuer and Meadowsweet Assets Limited which beneficially owns 3,052,250 shares of common stock of the Issuer. Soothsayer Limited and Meadowsweet Assets Limited are both wholly owned by the Trust, of which Credit Suisse Trust Limited is the Trustee.
(12)	Includes 63,219 shares of our common stock owned by Mr. Daley and options to purchase 422,348 shares of our common stock held directly as of March 10, 2015.
(13)	Includes 15,000 shares of our common stock owned by Ms. Erbez and options to purchase 181,230 shares of our common stock held directly as of March 10, 2015.
(14)	Includes 4,005 shares of our common stock owned by Mr. Sager and options to purchase 536,154 shares of our common stock held directly as of March 10, 2015.
(15)	Includes 37,950 shares of our common stock owned by Ms. Smith and options to purchase 154,672 shares of our common stock held directly as of March 10, 2015.
(16)	Includes 699,370 shares of our common stock owned by the Christopher M. and S. L. Starr Trust of which Dr. Starr is a co-trustee and beneficiary and shares voting and investment power, and options to purchase 620,191 shares of our common stock held by Dr. Starr directly as of March 10, 2015.

REPORT OF OUR AUDIT COMMITTEE

The members of our Audit Committee have been appointed by our Board of Directors. Our Audit Committee is governed by its charter, which has been approved and adopted by our Board of Directors and which is reviewed, reassessed and approved annually by our Audit Committee.

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by us to any governmental body or to the public, (ii) our systems of internal controls regarding finance, accounting, legal compliance and ethics and (iii) our auditing, accounting and financial reporting processes. It is not the responsibility of our Audit Committee to determine that our financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly our results of operations for the periods presented or that we maintain appropriate internal controls. Nor is it the duty of our Audit Committee to determine that the audit of our financial statements have been carried out in accordance with generally accepted auditing standards or that our independent registered public accounting firm is independent.

In this context, our Audit Committee hereby reports as follows:

•	The Audit Committee reviewed and discussed our audited financial statements as of and for our fiscal year ended December 31, 2014 with management and the independent registered public accounting firm.
•	The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.
•	The Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the independence of the independent registered public accounting firm.

Based upon the review and discussion referred to in the three bullet points above, our Audit Committee recommended to our Board of Directors, and our Board of Directors has approved, that our audited financial statements for the fiscal year ending December 31, 2014 be included in the Annual Report on Form 10-K for that year for filing with the Securities and Exchange Commission.

Audit Committee

Raymond W. Anderson (Chair)
Richard L. Franklin, M.D., Ph.D.
Gregg Lapointe
Erich Sager

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than ten percent of a registered class of our equity securities, or 10% stockholders, to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, executive officers and 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to us, we believe that during the year ended December 31, 2014, with the exception of one late filing each for Mr. Lanza and Mr. Sager, and our directors, executive officers and 10% stockholders timely filed all Section 16(a) reports applicable to them.

Information on Our Website

Information on our website is not part of this proxy statement and you should not rely on that information in deciding whether to approve any of the proposals described in this proxy statement, unless that information is also in this proxy statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us also may be inspected at the offices of the Financial Industry Regulatory Authority, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006. You may also obtain free copies of the documents that we file with the SEC by going to the Investors and Media section of our website, www.raptorpharma.com.

We will provide without charge to each person solicited upon the written request of any such person, a copy of our annual report to stockholders. If you would like to request a copy of our annual report to stockholders or copies of the documents that we file with the SEC, please send a request in writing to the following address or call the following telephone number:

Raptor Pharmaceutical Corp.
7 Hamilton Landing, Suite 100
Novato CA 94949
(415) 408-6200
Attention: Corporate Secretary

You should rely only on the information contained in this proxy statement to vote your shares at our annual meeting. We have not authorized anyone to provide you with information that differs from that contained in this proxy statement. This proxy statement is dated March 26, 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

Trademark Notice

Raptor, the Raptor logos and all other Raptor product and service names are registered trademarks or trademarks of Raptor in the United States and in other select countries. “® “ and “™” indicate U.S. registration and U.S. trademark, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective companies.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2016 proxy statement, your proposal must be received by us no later than November 27, 2015, and must otherwise comply with Rule 14a-8. While our board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to our Bylaws.

Our Bylaws, as amended, also provide for separate notice procedures to propose business to be considered by stockholders at a meeting outside the processes of Rule 14a-8. To be considered timely under these provisions, the stockholder’s notice must be received by our Corporate Secretary at our principal executive offices no earlier than January 6, 2016 and no later than February 5, 2016. However, if the date of our 2016 annual meeting of stockholders is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the date of our 2016 annual meeting, then notice must be delivered not earlier than the close of business on the 120th day prior to the date of our 2016 annual meeting and not later than the close of business on the 90th day prior to the date of our 2016 annual meeting or, if later, the 10th day following the day on which public announcement of the date of our 2016 annual meeting is first made. Proposals to be included in next year’s proxy statement prepared by us must comply with certain rules and regulations promulgated by the SEC and the procedures set forth in our bylaws, as amended.

Communication with Our Board of Directors

Our Board of Directors has provided a procedure for stockholders or other persons to send written communications to our Board of Directors, committees of our Board of Directors or any of the directors, including complaints to our Audit Committee regarding accounting, internal accounting controls, or auditing matters. Stockholders may send written communications to our Board of Directors, the appropriate committee or any of our directors by certified mail only, c/o Audit Committee Chair, Raptor Pharmaceutical Corp., 7 Hamilton Landing, Suite 100, Novato, California 94949. All such written communications will be compiled by the Chair of the Audit Committee and submitted to our Board of Directors, a committee of our Board of Directors or the individual director(s), as appropriate, within a reasonable period of time. These communications will be retained with our corporate records.

Delivery of this Proxy Statement to Multiple Stockholders with the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials in the future, you may (1) notify your broker, (2) direct your written request to: Corporate Secretary, Raptor Pharmaceutical Corp., 7 Hamilton Landing, Suite 100, Novato, California 94949, or (3) contact our Chief Financial Officer, Michael Smith, at (415) 408-6231. Upon a written or oral request to the address or telephone number above, we will promptly deliver a separate set of proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered. Our stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

Appendix A

2015 PLAN AMENDMENT TO THE RAPTOR PHARMACEUTICAL CORP.
2010 STOCK INCENTIVE PLAN

Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”), maintains the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan (the “Plan”), as adopted by the Board of Directors on February 2, 2010 and approved by the Company stockholders on March 9, 2010, as subsequently amended by the Board of Directors on January 18, 2011 and approved by the Company stockholders on March 22, 2011, and as further amended by the Board of Directors on June 4, 2013 and approved by the Company stockholders on June 4, 2013. This Amendment No. 3 to the Plan (the “Amendment”) will be effective on May 5, 2015, subject to the approval of the Company’s stockholders at the 2015 Annual Meeting of Stockholders.

The purpose of this Amendment is to, amongst other things, increase the number of shares available for issuance under the Plan.

Section 1(d) of the Plan is hereby replaced and restated in its entirety as set forth below:

“(d) Effect on Other Plans, Awards, and Arrangements. Effective upon stockholder approval of this Plan, no further awards of any kind shall occur under the Raptor Pharmaceutical Corp. 2014 Employment Commencement Stock Incentive Plan (the “Employment Commencement Stock Incentive Plan”), the 2006 Equity Incentive Plan (formerly the Raptor Pharmaceuticals Corp.’s 2006 Equity Incentive Plan, as amended), which was assumed by the Company, the 2006 Equity Incentive Plan (formerly the TorreyPines 2006 Equity Incentive Plan), or the 2000 Stock Option Plan (formerly the Axonyx 2000 Stock Option Plan).”

Section 3 of the Plan is hereby replaced and restated in its entirety as set forth below:

“(a) Generally. Subject to Section 9 below, 15,393,003 Shares shall be available for issuance under the Plan, plus any Shares which are subject to awards under the Employment Commencement Stock Incentive Plan which are forfeited or lapse unexercised and which are not issued under the Employment Commencement Stock Incentive Plan all of which may be used for any form of award under the Plan; provided, however that such aggregate number of Shares available for issuance under the Plan shall be reduced by 1.35 Shares for each Share delivered in settlement of any Restricted Share or RSU. The Shares deliverable pursuant to Awards shall be authorized but unissued Shares, or Shares that the Company otherwise holds in treasury or in trust.

(b) Replenishment; Counting of Shares. Any Shares reserved for Plan Awards will again be available for future Awards if the Shares for any reason will never be issued to a Participant or Beneficiary pursuant to an Award (for example, due to its settlement in cash rather than in Shares, or the Award's forfeiture, cancellation, expiration, or net settlement in cash without the issuance of Shares (for purposes of clarification, Shares not issued or delivered as a result of a net settlement of an outstanding Award delivered in Shares may not again be made available for issuance under the Plan)). To the extent that a Restricted Share or RSU is forfeited or expires or such Award is settled for cash (in whole or in part), as applicable, the Shares available under the Plan shall be increased by 1.35 Shares subject to such Restricted Share or RSU that is forfeited, expired or settled in cash, as applicable. Further, and to the extent permitted under Applicable Law, the maximum number of Shares available for delivery under the Plan shall not be reduced by any Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of the Company's or an Affiliate's acquiring another entity. On the other hand, Shares that a Person owns and tenders in payment of all or part of the exercise price of an Award or in satisfaction of applicable Withholding Taxes or Shares purchased on the open market with the cash proceeds from the exercise of Options shall not increase the number of Shares available for future issuance under the Plan.”

Section 6(a) of the Plan is hereby replaced and restated in its entirety as set forth below:

“(a) Grant. The Committee may grant Restricted Share and RSU Awards to Eligible Persons, in all cases pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan. The Committee shall establish as to each Restricted Share or RSU Award the number of Shares deliverable or subject to the Award (which number may be determined by a written formula), and the period or periods of time (the “Restriction Period”) at the end of which all or some restrictions specified in the Award Agreement shall lapse, and the Participant shall receive unrestricted Shares (or cash to the extent provided in the Award Agreement) in settlement of the Award. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability, and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of employment with the Company, individual, group, or divisional performance criteria, Company performance, or other criteria selected by the Committee. The Committee may make Restricted Share and RSU Awards with or without the requirement for payment of cash or other consideration. Notwithstanding any other provision of the Plan to the contrary, Restricted Share and RSU Awards shall not vest earlier than the date that is one year following the date the award is made; provided, however, that, notwithstanding the foregoing, (a) the Committee may provide that such vesting restrictions may lapse or be waived upon the holder’s death, Disability or a Change in Control, and (b) awards that result in the issuance of an aggregate of up to 5% of the shares available for issuance under the Plan may be granted without respect to such minimum vesting provisions.”

Section 10 of the Plan is hereby replaced and restated in its entirety as set forth below:

“10.Recoupment of Awards

To the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment, or delivery pursuant to the Award (“Rescission”), or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if and to the extent:

(a) the granting, vesting, or payment of such Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(b) in the Committee’s view the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate; and

(c) a lower granting, vesting, or payment of such Award would have occurred based upon the conduct described in clause (b) of this Section.

In each instance, the Committee will, to the extent practicable and allowable under Applicable Laws, require Reimbursement, Termination, or Rescission of, or Recapture relating to, any such Award granted to a Participant; provided that the Company will not seek Reimbursement, Termination, or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period.”

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

RAPTOR PHARMACEUTICAL CORP.

7 HAMILTON LANDING, SUITE 100

NOVATO, CA 94949

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	0	0	0	______________________

1. Election of Directors

Nominees

01 Raymond W. Anderson
02 Suzanne L. Bruhn
03 Richard L. Franklin
04 Georges Gemayel
05 Llew Keltner
06 Gregg Lapointe
07 Julie Anne Smith
08 Christopher M. Starr

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.	For	Against	Abstain
2. Advisory vote to approve the compensation of the Company's Named Executive Officers.	0	0	0
3. To ratify the appointment by the audit committee of the Board of Directors of Grant Thornton LLP as Raptor's independent registered public accounting firm for the year ending December 31, 2015.	0	0	0
4. To approve the amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan.	0	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date